Exhibit 10.14

AGREEMENT OF SUBLEASE

THIS AGREEMENT OF SUBLEASE (this “Sublease”), is dated as of the     day of January, 2004, between Lightbridgc, Inc., a Delaware corporation (“Sublandlord”), and Primal Solutions, Inc., a Delaware corporation having an office at 18881 Von Karman Avenue, Suite 500, Irvine, CA 92612, as subtenant (“Subtenant”).

W I T N E S S E T H:

WHEREAS, pursuant to a certain Indenture of Office Building Lease dated as of October 31, 2000, as amended by the First Amendment to Lease, dated March 26, 2001 (collectively, the “Lease”) between CA-Tower 17 Limited Partnership, a Delaware limited partnership (as successor in interest to Spieker Properties, L.P), (the “Landlord”), and Sublandlord, as tenant, a redacted copy of which Lease is annexed hereto as Exhibit A and made a part hereof and which Subtenant represents having received and reviewed prior to the execution of this Sublease, Sublandlord does presently lease certain premises (the “Premises”) located on the seventh floor in the building (the “Building”) located at 18881 Von Karman Avenue, Irvine, California, for the term, at the rentals and upon the other terms, covenants and conditions more fully described in the Lease;

WHEREAS, Subtenant desires to sublease from Sublandlord and Sublandlord desires to sublease to Subtenant the portion of the Premises on the seventh floor of the Building known as suite 750, consisting of 6,851 rental square feet (the “Sublet Premises”) upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby covenant and agree as follows:

A G R E E M E N T:

Article 1.                                            Term

A.                                   Sublandlord hereby subleases to Subtenant, and Subtenant hereby hires from Sublandlord, the Sublet Premises for a term (the “Sublease Term”) commencing on the Sublease Commencement Date (as hereinafter defined) and expiring at 11:00 p.m. on May 31, 2006 (the “Sublease Expiration Date”), or on such earlier date upon which the Sublease Term shall be cancelled or terminated pursuant to any of the provisions, conditions or covenants of this Sublease. Subtenant hereby acknowledges and agrees Sublet Premises shall be deemed to contain approximately 6,851 rentable square feet. The “Sublease Commencement Date” shall mean February 1, 2004 or the date of final Landlord consent, subject to receipt of Landlord’s consent to this Sublease. Subtenant agrees to execute any consent reasonably proposed by Landlord and to otherwise fully cooperate with any reasonable requests of Landlord in connection with obtaining its consent; provided however, Subtenant shall not be required to amend the terms and conditions of this Sublease as a requirement to obtain such consent. Sublandlord shall give Subtenant prompt notice of the Sublease Commencement Date.

B.                                     Promptly after execution and delivery of the Sublease by both parties, Sublandlord shall submit a copy of the Sublease to Landlord in order to obtain its consent but Sublandlord shall not be obligated to incur any costs in seeking said consent (except to pay reasonable attorneys’ fees incurred by Landlord in connection therewith) nor be obligated to incur any obligations not set forth in the Lease. If Landlord does not give its consent to this Sublease prior to Sublease Commencement Data, this Sublease shall terminate without further obligation of either party to the other except for Sublandlord’s obligation to refund any prepaid Base Rental and the Deposit (both as hereinafter defined). If such consent is obtained within such period, this Sublease shall remain in full force and effect.

Article 2.                                            Base Rental; Additional Rental

A.                                   Subtenant covenants and agrees to pay to Sublandlord rent (“Base Rental”) in equal monthly installments of $8,563.75 on the first day of every calendar month during the Sublease Term (except that Sublandlord waives Base Rental due for the second calendar month during the Sublease Term) at an annual rate of $102,765.00 from the Sublease Commencement Date through and including the Sublease Expiration Date. Base Rental shall be payable in advance, without notice, set-off, deduction, counterclaim or abatement.  In the event the Sublease Commencement Date occurs on any day other than the first day of a month and insofar as the Sublease Expiration Date does occur on a day that is not the last day of a month, the Base Rental due for such partial months shall be prorated. Subtenant agrees to pay the Base Rental together with all other sums payable hereunder to Sublandlord in U.S. legal tender in good funds at the office of Sublandlord above stated or at such other place or to such other person(s) or party as Sublandlord may designate in writing.

B.                                     Any amounts other than Base Rental payable by Subtenant to or on behalf of Sublandlord are herein referred to as “Additional Rental.”  Any Additional Rental shall be due and payable by Subtenant to Sublandlord within twenty (20) days following invoice.

C.                                     Any installment of Base Rental, Additional Rental or other charge not paid within ten (10) days after it is due and payable shall be subject to a late charge equal to five percent (5%) of the overdue amount, and if not received within ten (10) days after the due date the amount due shall bear interest at the rate of nine percent (9%) per annum from the date it originally became due until it is paid and such amount(s) shall be deemed to be Additional Rental payable hereunder. Nothing contained in this Section is intended to grant Subtenant any extension of time in respect of the due dates for any payments under this Sublease, nor shall same be construed to be in limitation of or in substitution for any other rights, remedies and privileges of Sublandlord under this Sublease or otherwise.

Article 3.                                            Condition of Sublet Premises; Use

Subtenant hereby represents, warrants, confirms and agrees that it has inspected the Sublet Premises, knows the condition thereof, and agrees to accept the same on the Sublease

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Commencement Date “as is” subject to any and all defects therein, latent or otherwise. Notwithstanding the foregoing, to Sublandlord’s knowledge, Sublandlord represents and warrants to Subtenant that the Sublet Premises comply with all applicable laws as of the Sublease Commencement Date. Subtenant acknowledges that Sublandlord has made no warranties or representations whatsoever with respect to the Building, the Premises, the Sublet Premises or the fixtures therein contained or therein to be contained on the Sublease Commencement Date. Subtenant agrees that except as otherwise expressly provided herein to the contrary, Sublandlord has no obligation to alter or repair the Building, the Premises, the Sublet Premises or any fixtures therein contained or therein to be contained on the Sublease Commencement Date or to prepare the same in any way for Subtenant’s occupancy or use other than to deliver the Sublet Premises to Subtenant in a “broom-clean” condition. In addition, Sublandlord agrees that as of the Sublease Commencement Date, there will remain in the Sublet Premises without representation or warranty of any kind by Sublandlord, Sublandlord’s existing furniture and data room, all as more particularly described on the inventory list attached hereto and made a part hereof as Exhibit B (“Sublandlord’s Property”). Sublandlord’s Property shall remain the property of Sublandlord throughout the Sublease Term but shall be used, maintained and repaired by Subtenant, as Subtenant’s sole cost, expense and risk, throughout the Sublease Term. Upon Request by Subtenant and during the term of the Sublease, Sublandlord shall provide written authorization to any service provider required to maintain Sublandlord’s Property.  Upon the Sublease Expiration Date and to the extent permitted under the Lease, ownership of said Property shall be transferred to Subtenant at Subtenant’s cost. As of the Sublease Expiration Date, Sublandlord represents that the Sublandlord Property detailed in Exhibit B is not encumbered by any party and it is “free and clear” from any lease, lien and UCC filing.

A.                                   The Sublet Premises shall be used solely as permitted under the Lease and for no other use or purpose.

Article 4.                                            Incorporation of Lease Provisions; Matters Affecting Sublandlord and Landlord

A.                                   Subtenant hereby assumes performance of and agrees to perform all of the terms, obligations, covenants and conditions on the part of Sublandlord, as tenant, to be kept, observed and performed under the Lease with respect to the Sublet Premises during the Sublease Term. The terms of the Lease are hereby incorporated herein by this reference thereto so that, except to the extent that they are modified by the provisions of this Sublease, each and every term, covenant and condition of the Lease binding Sublandlord, as tenant, and inuring to the benefit of Landlord, shall, in respect of this Sublease, bind Subtenant and inure to the benefit of Sublandlord, with the same force and effect as if such terms, covenants and conditions were completely set forth in this Sublease, and as if the word(s): (i) “Landlord” appearing in the Lease was construed to mean “Sublandlord”; (ii) “Tenant” appearing in the Lease was construed to mean “Subtenant”; (iii) “this Lease” or words of similar import appearing in the Lease were construed to mean “this Sublease”; and (iv) Fixed Rent appearing in the Lease was construed to mean “Base Rental”. It is the intention of the parties hereto that, except as otherwise provided by the specific provisions of this Sublease, the respective obligations of Sublandlord and Subtenant hereunder shall be governed by the provisions of the Lease as incorporated herein by this reference thereto.

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B.                                     For the purposes of this Sublease, the following portions of the Lease, as incorporated herein pursuant to Section A of this Article, are subject to the following modifications:

(1)                                  All provisions containing time limitations shall be deemed amended so that for each and every provision in the Lease pursuant to the terms of which Sublandlord, as tenant under the Lease, has a time limitation for the giving of notice, the making of demand, the keeping, observance or performance of any act, obligation, condition or covenant, or the exercise of any right, remedy or option, the corresponding provision of this Sublease (as incorporated herein and modified) in regard to Subtenant’s time limitation shall be further modified such that Subtenant shall give such notice, make such demand, keep, observe and perform any such act, obligation, condition or covenant to be kept, observed and performed by Sublandlord, or exercise any such right, remedy or option, within a time period which: (i) in the event the time period set forth in the Lease to do the same is less than or equal to five (5) days, then within a time period which is one (1) days shorter than the time period set forth in the Lease, but in no event shall Subtenant be afforded less than two (2) business days to comply; (ii) in the event the time period set forth in the Lease to do the same is more than five (5) days but less than or equal to fifteen (15) days, then within a time period which is two (2) days shorter than the time period set forth in the Lease (but in no event less than 5 days); and (iii) otherwise, within a time period which is five (5) days shorter than the time period set forth in the Lease for Sublandlord, as tenant thereunder, to do the same; provided, however, that in no event shall Subtenant permit a default to occur under the Lease (other than a default caused by Sublandlord not arising out of Subtenant’s acts or failures to act).

(2)                                  Subtenant hereby expressly acknowledges and confirms that all rights of Landlord under the Lease may also be exercised by Sublandlord, and that in any circumstance in which Landlord’s consent is required, Landlord’s and Sublandlord’s consent shall be required and that such consent may be withheld, but not unreasonably withheld, in the sole and absolute discretion of either or both of Landlord or Sublandlord. If this Sublease is assigned, or if the Sublet Premises or any part thereof be underlet or occupied by anybody other than Subtenant, Sublandlord may, after default by Subtenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Subtenant from the further performance by Subtenant of any of the covenants on the part of Subtenant herein contained.  The consent by Sublandlord to an assignment or underletting shall not in any wise be construed to relieve Subtenant from obtaining the express consent in writing of Sublandlord to any further assignment or underletting.

(3)                                  In the event that the whole of the Sublet Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Sublease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the Sublet Premises shall be so condemned or taken and neither Landlord or Sublandlord, as tenant under the Lease, terminates the Lease, as of the date of termination of the Lease, the Base Rental and Additional Rental payable under Article 2 hereof shall be abated proportionately according to the reduction in rentable area of the Sublet Premises resulting from such condemnation or taking.

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C.                                     Subtenant shall be entitled to receive the services, repairs and utilities, if any, to be supplied to the Sublet Premises under the Lease by Landlord.  The foregoing notwithstanding, and notwithstanding the incorporation by reference herein of any of the terms and provisions of the Lease, Sublandlord shall have absolutely no obligation whatsoever to supply any services or utilities or make any repairs in or to the Sublet Premises or otherwise, and Subtenant shall not look to Sublandlord to provide same. Subtenant agrees to look solely to Landlord for any services, repairs, utilities, and/or work of any kind whatsoever to be furnished in or to the Sublet Premises and to seek such services, repairs, utilities, and/or work exclusively by requesting from Sublandlord that Sublandlord request same from Landlord on Subtenant’s behalf.  Sublandlord shall have no responsibility of any kind whatsoever for any default of or by Landlord under the Lease or for the furnishing or failing to furnish to Subtenant or to the Sublet Premises any services of any kind whatsoever which Landlord is required to furnish to Sublandlord or to the Sublet Premises under the Lease.  In furtherance (and without limitation) of the foregoing, Subtenant agrees that Sublandlord shall have no obligation to furnish heat, air conditioning, electricity, water, elevator service, cleaning service and/or any other services of any kind whatsoever, and that Sublandlord shall not be obligated to make any repairs or restorations of any kind whatsoever in or to the Sublet Premises, whether as a result of a casualty, condemnation or otherwise. If Landlord fails or refuses to comply with any of the provisions of the Lease insofar as they affect Subtenant’s occupancy of the Sublet Premises during the Sublease Term, Sublandlord, upon the request of Subtenant, shall exercise reasonable efforts (without thereby being required to expend any monies or incur any expense or liability or commence any action or proceeding) to cause Landlord to so comply.  If, notwithstanding Sublandlord’s reasonable efforts, however, Subtenant’s use of the Sublet Premises is substantially impaired due to Landlord’s failure to perform any obligations under the Lease, Subtenant may, after ten (10) days’  written Notice to Sublandlord, at Subtenant’s sole expense, attempt to enforce Landlord’s performance of such obligations (provided Subtenant in each instance contemporaneously copies Sublandlord on any and all correspondence and other communications to Landlord and its counsel, if applicable).  Nothing herein shall permit Subtenant to take any action which could reasonably jeopardize the status of the Lease. However, Sublandlord shall not be liable to Subtenant, and Subtenant’s obligations hereunder shall not be impaired nor the performance thereof be excused, because of any failure or delay by Landlord in performing its obligations under the Lease (or because Sublandlord fails in any way to enforce such obligations). To the extent permitted by law and contract, Subtenant shall be subrogated to Sublandlord’s rights against Landlord for Landlord’s failure to perform its terms and conditions under the Lease.  Subtenant agrees to indemnify and hold Sublandlord harmless from and against any claim, liability, cost and expense (including reasonable attorneys’ fees) incurred in connection with or resulting from any action of Subtenant pursuant to this Article.

D.                                    If Sublandlord is unable to deliver possession of the Sublet Premises to Subtenant on the Sublease Commencement Date, except for reason of Sublandlord wrongful delay, Sublandlord shall not be subject to any liability for failure to give possession on said date and the validity of this Sublease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the Sublease Term, nor shall there be any abatement of the Base Rental or Additional Rental payable hereunder except that the

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obligation to pay the same shall not commence until possession of the Sublet Premises is delivered.

E.                                      Notwithstanding any of the provisions of the Lease (as incorporated herein) including, without limitation Paragraph 12 thereof, Subtenant hereby agrees that Subtenant shall not perform and/or make any alterations, additions, improvements or installations of any kind or nature in or to the Sublet Premises (whether structural, nonstructural or otherwise) without in each instance obtaining the prior written consent of Sublandlord and, to the extent required under the Lease, the prior consent of Landlord.  Any alterations to the Sublet Premises shall be undertaken by Subtenant strictly in accordance with the terms of Article 12 of the Lease, as modified hereby.

F.                                      The following provisions of the Lease shall not be applicable to this Sublease or the Sublet Premises: 2B, 3, 6, 7A-7C and 12A (but only with respect to any restoration obligation for existing alterations on the date hereof), 19 and Exhibit C.

Article 5.                                            Sublandlord’s Right to Cure

It is expressly noted, acknowledged and confirmed by Subtenant that a breach, default or failure to observe, perform or otherwise comply with all or any of the terms, obligations, covenants, conditions, rules and regulations in this Sublease on Subtenant’s part to be observed, performed or complied with shall be and be deemed to be a violation by Subtenant of a substantial and material obligation of the tenancy created by this Sublease entitling Sublandlord to pursue any and all rights, remedies and privileges provided under this Sublease, at law, in equity or otherwise, including, without limitation, the right to immediately terminate said tenancy and recover possession of the Sublet Premises and/or to seek injunctive relief. Further, Sublandlord, as landlord, shall have all of the rights, privileges and remedies with respect to a default under this Sublease by Subtenant as Landlord, as landlord, has with respect to a default by Sublandlord, as tenant, under the Lease, with the same force and effect as if such rights, privileges and remedies were fully set forth herein at length, and Sublandlord shall have, with respect to Subtenant, this Sublease and the Sublet Premises, all of the rights, powers, privileges, immunities and remedies as are reserved by or granted to Landlord under the Lease as if the same were fully set forth herein at length; such rights, powers, privileges, immunities and remedies shall be in addition to all of those available to Sublandlord at law, in equity and otherwise. Subtenant hereby waives each and every right waived by Sublandlord, as tenant, under the Lease. Sublandlord shall not be responsible for any breach of the Lease by Landlord nor for any nonperformance or noncompliance with any provision thereof by Landlord regardless of the alleged cause thereof. In the event of any inconsistencies between or among provisions of this Sublease and the Lease, the terms of this Sublease shall govern.

Article 6.                                            Compliance with Lease: Indemnification

A.                                   Subtenant agrees not to do or permit to be done any act or thing or neglect to take any action which: (i) will constitute a default under, or breach or violation of any of the terms, covenants, conditions or provisions of, the Lease; or (ii) will make Sublandlord liable for any damages, claims, fines, costs or penalties under the Lease; or (iii)

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cause Sublandlord to lose any rights or remedies it may otherwise have under the Lease. Subtenant agrees to indemnify Sublandlord and hold Sublandlord harmless from and against all loss, liability, obligation, damage, penalty, cost, charge and expense of any kind whatsoever (including, but not limited to, reasonable attorneys’ fees), whensoever asserted or occurring, which Sublandlord may incur or pay out, or which may be asserted against Sublandlord by reason of: (a) any breach or violation by Subtenant of the terms, covenants, conditions and provisions of this Sublease; (b) any breach or violation by (or caused by) Subtenant of the terms, covenants, conditions and provisions of the Lease; (c) any work or thing of whatsoever kind done or not done in, on, or about the Building or the Sublet Premises (including, but not limited to, construction, alterations, repairs or acts of any kind whatsoever, and whether or not authorized by this Sublease) by Subtenant or Subtenant’s employees, contractors, agents, or any party under control or acting at its direction or on its behalf, except to the extent caused by the gross negligence or willful misconduct of Sublandlord, its employees or agents; (d) any negligence, act or omission of Subtenant or Subtenant’s employees, contractors, agents or any party under Subtenant’s control or acting at Subtenant’s direction or on Subtenant’s behalf; or (e) any injuries to persons or property occurring in the Sublet Premises, except to the extent caused by the gross negligence or willful misconduct of Sublandlord, its employees or agents.

B.                                     In case Sublandlord shall be made a party to any litigation commenced against Subtenant with respect to this Sublease (other than any litigation resulting from any wrongful act or omission by Sublandlord), Subtenant shall protect and hold Sublandlord forever harmless and shall pay all reasonable costs and expenses, including reasonable attorneys’ fees, incurred or paid by Sublandlord in connection with such litigation.  In furtherance of Subtenant’s obligations under this Article and this Sublease (and not in limitation thereof) Subtenant covenants and agrees, at its sole cost and expense, to carry and maintain in force throughout the Sublease Term all insurance policies required to be maintained pursuant to Paragraph 8 of the Lease, with limits of not less than those required of Sublandlord, as tenant, is required to obtain by Landlord, and otherwise upon all the terms of said Paragraph 8, with respect to the Sublet Premises.  In addition, Subtenant shall also maintain in force throughout the Sublease Term casualty insurance in an amount not less than the total replacement value of Sublandlord’s Property.  Without limiting Subtenant’s responsibilities hereunder or under the Lease (as incorporated herein), each of Sublandlord, Landlord and any other parties required under the Lease shall be named as additional insureds under all insurance policies and certificates required to be obtained by Subtenant hereunder (including the insurance required to be obtained by Subtenant on behalf of Sublandlord as tenant under the Lease); and such policies and certificates, if applicable, shall be delivered to Sublandlord prior to the Sublease Commencement Date and at least thirty (30) days prior to the expiration date of any such policies, evidencing the renewal thereof.

C.                                     Without in any way limiting any of Subtenant’s covenants, obligations and agreements contained in this Sublease (including, but not limited to, Sections A and B of this Article 6), the parties hereto, including but not limited to their respective employees, agents, partners, officers, shareholders and directors, release each other from all liability, whether for negligence or otherwise, in connection with all losses covered by any insurance policies which are carried by Sublandlord and Subtenant, as the case may be, or that Subtenant is required under this Sublease to carry with respect to the Sublet Premises.

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Article 7.                                            Subordination

This Sublease and all rights of Subtenant hereunder are and shall be subject and subordinate to the Lease and to all mortgages, ground leases, leasehold mortgages, encumbrances, condominium declarations, covenants, restrictions and other rights, if any, to which the Lease and Sublandlord’s interest therein are subject and to all subsequent amendments and modifications thereof, provided, however, such subsequent amendments and modifications with respect to the Lease which reduce Subtenant’s rights or increase Subtenant’s obligations under this Sublease (in each case other than in an immaterial manner) shall be subject to Subtenant’s prior written approval, which approval will not be unreasonably withheld or delayed. The provisions of the preceding sentence shall be self-operative, but Subtenant shall execute and deliver such confirmatory instruments of subordination as Sublandlord, Landlord or any mortgagee or ground lessor of the Building or any part thereof may require, as well as any instrument of attornment providing for the continued efficacy of the Lease or of this Sublease in the event of the foreclosure of any mortgage or the termination of the Lease, or any ground or other underlying lease.

Article 8.                                            Quiet Enjoyment

Upon observing the terms, covenants, conditions and provisions of this Sublease, Subtenant shall and may lawfully and quietly hold and enjoy the Sublet Premises during the Sublease Term without hindrance, ejection, molestation or interruption by Sublandlord, subject to the terms and conditions of the Lease and this Sublease and all things and matters to which the Lease and this Sublease are subject or subordinate. The foregoing notwithstanding, if the Lease terminates or is terminated or forfeited for any reason whatsoever (other than as a result of Sublandlord’s surrender, wrongful acts or omissions) prior to the date on which this Sublease is scheduled to expire, this Sublease shall thereupon terminate. Sublandlord shall not be liable to Subtenant by reason of any such termination and thereafter shall have no further obligations to Subtenant hereunder. Notwithstanding the foregoing, Sublandlord agrees that, as long as Subtenant is not in default hereunder beyond any applicable notice and cure period, Sublandlord shall not voluntarily surrender or cancel the Lease (other than in accordance with the terms of the Lease) without the prior written consent of Subtenant, which may be granted or denied in Subtenant’s sole discretion, unless such surrender of cancellation is subordinate to or preserves Subtenant’s rights under this Sublease.

Article 9.                                            Surrender of Sublet Space; Holdover

A.                                   Upon the scheduled expiration or termination of this Sublease, or upon any earlier termination of this Sublease, Subtenant shall peaceably and quietly leave and surrender to Sublandlord the Sublet Premises together with Sublandlord’s Property, broom clean and in the condition and state of repair in which the Sublet Premises must be surrendered to Landlord under the Lease, provided, however, Subtenant shall not have any responsibility to remove any permanent Alterations made by Sublandlord which were existing in the Sublet Premises as of the Sublease Commencement Date.

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B.                                     Subtenant agrees and acknowledges that if the Sublet Premises are not surrendered and vacated as and at the time required by this Sublease (time being of the essence), Subtenant shall be liable to Sublandlord for: (i) all losses and damages which Sublandlord may incur or sustain by reason thereof, including, without limitation, all amounts due from Sublandlord to Landlord as well as reasonable attorneys’ fees and disbursements, and Subtenant shall indemnify Sublandlord against all claims made by Landlord and/or any succeeding tenants against Sublandlord or otherwise arising out of or resulting from the failure of Subtenant timely to surrender and vacate the Sublet Premises in accordance with the provisions of this Sublease; and (ii) per diem use and occupancy in respect of the Sublet Premises equal to two (2) times the Base Rental and Additional Rental payable hereunder (which amount Sublandlord and Subtenant presently agree is the minimum to which Sublandlord would be entitled and is presently contemplated by them as being fair and reasonable under such circumstances and not a penalty). In no event shall any provision hereof be construed as permitting Subtenant to hold over in possession of the Sublet Premises after the expiration or termination of the Sublease Term or to acquire any right or interest in the Sublet Premises by any such holding over beyond the Sublease Term.

Article 10.                                     Broker

Subtenant and Sublandlord each represents, warrants and confirms to the other that it has not dealt with any real estate broker other than Travers Realty and Grubb & Ellis (collectively, the “Broker”) in connection with this Sublease or any matter pertaining hereto. Subtenant and Sublandlord agree to indemnify and hold each other harmless from and against any and all loss, cost, damage or expense which the indemnitee may incur by reason of or in connection with any claim made by any party (other than the Broker) claiming to act for or on behalf of the indemnitor or to have dealt with the indemnitor or its employees, agents or representatives in connection with this Sublease or any matter pertaining hereto. This indemnity shall cover also any and all expenses which either party incurs to defend against any such claim, including, but not limited to reasonable attorneys’ fees.  Sublandlord agrees to pay the Broker such commission as may be due to it pursuant to a separate agreement between Sublandlord and the Broker.

Article 11.                                     Notices

All notices, requests, demands, elections, consents, approvals and other communications hereunder (“Notices”) must be in writing and delivered to the following address (or at any other address which either party may designate by Notice):

If to Subtenant:

Prior to the Sublease Commencement Date:

Primal Solutions, Inc.

18881 Von Karman Avenue

Irvine, CA 92612

After the Sublease Commencement Date:

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Primal Solutions, Inc.

18881 Von Karman Avenue

Irvine, CA 92612

If to Sublandlord:

Lightbridge, Inc.

67 South Bedford Street

Burlington, MA 01803

Attention: General Counsel

With a copy to:

Kathy Juliano

Lightbridge, Inc.

67 South Bedford Street

Burlington, MA 01803

Any Notice required by this Sublease to be given or made within a specified period of time, or on or before a date certain, shall be deemed duly given or made only if delivered by hand, or sent by prepaid nationally recognized air courier service, or sent by registered or certified mail, return receipt requested, with postage and fees prepaid. A notice sent by registered or certified mail shall be deemed given three (3) business days following the date of mailing. All other Notices shall be deemed given upon the earlier of receipt or when delivery is refused.

Article 12.                                     Security

A.                                   Simultaneously with the execution and delivery of this Sublease, Subtenant shall deposit $8,563,75 in cash (the “Deposit”) with Sublandlord as security for the full and faithful performance by Subtenant of each and every term, covenant, condition and agreement of this Sublease or any renewals or extensions thereof on Subtenant’s part to be performed.

B.                                     If Subtenant is in default in the performance or observance of any of the conditions on its part to be performed or observed under this Sublease or any other obligation of Subtenant to Sublandlord and such default shall continue beyond the applicable cure period, if any, Sublandlord may use, apply or retain the whole or any part of the Deposit to the extent required for the payment of Base Rental or any Additional Rental or any other sum as to which Subtenant is in default to Sublandlord or for any sum which Sublandlord may expend or may be required to expend by reason of Subtenant’s non-performance, non-observance, breach or violation of any of the terms, covenants, conditions or agreements of this Sublease or other agreements between Subtenant and Sublandlord, including but not limited to, any damages or deficiency in the re-letting of the Sublet Premises, whether such damages or deficiency accrues before or after summary proceedings or other re-entry by the Sublandlord.

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C.                                     Sublandlord shall not be required so to use, apply or retain the whole or any part of the Deposit, but if the whole or any part thereof is so used, applied or retained, Subtenant shall within ten (10) days after demand immediately deposit with Sublandlord a sum equal to the amount so used, applied or retained.  If Subtenant shall fully and faithfully comply with all the terms, covenants, conditions and agreements of this Sublease and other agreements between Subtenant and Sublandlord prior to the expiration of any applicable cure period, the Deposit or any balance thereof remaining shall be returned to Subtenant after the date fixed as the end of this Sublease and after delivery to Sublandlord of possession of the Sublet Premises in the condition required hereunder and under the Lease.

D.                                    Subtenant shall not assign or encumber or attempt to assign or encumber the Deposit and neither Sublandlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Article 13.                                     Miscellaneous

A.                                   This Sublease shall be construed and enforced in accordance with and governed by the laws of the State of California.  All prior understandings and agreements between the parties hereto are merged in this Sublease, which alone fully and completely sets forth and embodies the entire agreement and understanding between Sublandlord and Subtenant relating to the subject matter hereof.  This Sublease may not be modified or amended or any term or provision hereof waived or discharged except in a writing, signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced.  All of the terms of this Sublease, whether so expressed or not, shall be binding upon the respective permitted successors and assigns of the parties hereto and shall inure to the benefit of and be enforceable by Sublandlord and Subtenant and their respective permitted successors and assigns. Subtenant represents and warrants that it has the full right, power and authority to execute and deliver this Sublease and to perform the terms and conditions hereof. Sublandlord represents and warrants that it has the full right, power and authority to execute and deliver this Sublease and to perform the terms and conditions hereof to be performed by Sublandlord, subject to receipt of Landlord’s consent to this Sublease.  The headings of this Sublease are for purposes of reference only and shall not limit or otherwise affect the meaning thereof.  This Sublease may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

B.                                     Subtenant shall pay as Additional Rental any and all costs associated with the proper operation and maintenance of the “data center” located within the Sublet Premises (i.e., supplemental cooling costs, electricity, maintenance, etc.).

C.                                     Sublandlord agrees that Subtenant shall be permitted access to the Sublet Premises, subject to the terms and provisions of the Lease and force majeure, on a twenty four (24) hour, seven (7) day a week basis throughout the Sublet Term.

D.                                    Subtenant may at its sole cost and expense, subject to the terms and conditions of the Lease and Sublandlord’s prior written approval, not to be unreasonably withheld, conditioned, or delayed, install directory signage within the Sublet Premises.

11

E.                                      Subject to Sublandlord’s receipt of Landlord’s prior written consent of the terms and provisions of the Sublease, provided Subtenant Has executed this Sublease and is not in default hereunder and has delivered to Sublandlord evidence of all insurance required of it to be maintained hereunder, Subtenant, at its sole cost, expense and risk, may access the Sublet Premises during the five day period immediately prior to the Sublease Commencement Date in order to begin moving into the same.

F.                                      Neither the submission of this Sublease to Subtenant nor the execution of this Sublease by Subtenant shall constitute an offer by Sublandlord to Subtenant to lease the space herein described as the Sublet Premises or otherwise. This Sublease shall not be or become binding upon Sublandlord or Subtenant to any extent or for any purpose unless and until it is executed by Sublandlord, consented to by Landlord and a fully executed copy thereof is delivered to Subtenant or Subtenant’s counsel.

Article 14.                                     Landlord’s Consent

This Sublease and the obligations of the parties hereunder are expressly conditioned upon Sublandlord’s obtaining prior written consent hereto by Landlord. Subtenant shall promptly deliver to Sublandlord any information reasonably requested by Landlord (in connection with their approval of this Sublease) with respect to the nature and operation of Subtenant’s business and/or the financial condition of Subtenant.  Sublandlord and Subtenant hereby agree, for the benefit of Landlord, that this Sublease and Landlord’s consent hereto shall not (a) create privity of contract between Landlord and Subtenant, except to the extent expressly provided herein; (b) be deemed to have amended the Lease in any regard (unless Landlord shall have expressly agreed in writing to such amendment); or (c) be construed as a waiver of Landlord’s right to consent to any assignment of the Lease by Sublandlord or any further subletting of premises leased pursuant to the Lease, or as a waiver of Landlord’s right to consent to any assignment by Subtenant of this Sublease or any sub-letting of the Premises or any part thereof. Landlord’s consent shall, however, be deemed to evidence Landlord’s agreement that Subtenant may use the Premises for the purpose set forth in the Lease. If Landlord fails to consent to this Sublease within thirty (30) days after the execution and delivery of this Sublease, either party shall have the right to terminate this Sublease by giving written notice thereof to the other at any time thereafter, but before Landlord grants such consent.

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IN WITNESS WHEREOF, this Sublease has been duly executed as of the day and year first hereinabove written.

Sublandlord: LIGHTBRIDGE, INC.

By:	/s/ Harlan Plumley
Title:

Date:	2/4/04

Subtenant: PRIMAL SOLUTIONS, INC.

By:	/s/ Joseph R. Simrell
Title: CEO

Date:	1-30-04

By:	/s/ Todd R. Taylor
Title: CFO

Date:	1 30 04

Taxpayer ID of Subtenant

13

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made this 26th day of March 2001 between Spieker Properties, L.P., a California limited partnership, (“Landlord”), and Lightbridge, Inc., a Delaware corporation (“Tenant”).

WHEREAS, Landlord and Tenant entered into a Lease dated October 31, 2000, between Spieker Properties, L.P., a California limited partnership, (“Landlord”), and Corsair Communications, Inc., a Delaware corporation, as assigned on February 7, 2001 to Lightbridge, Inc., a Delaware corporation (“Tenant”), (as amended, the “Lease”), for those certain premises located at 18881 Von Karman Avenue, Suites 1000 and 1050, Irvine, California (the “Premises”), as more fully described in the Lease. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease; and

WHEREAS, Landlord and Tenant desire to modify the Lease as provided herein.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby mutually agree as follows:

1.               Basic Lease Provisions – “PREMISES” shall be modified to include Suite 750 which is the expansion area shown on the attached “Exhibit A” to the First Amendment to Lease. Total rentable area of Suite 750 is 6,851 rentable square feet, for a new total of 20,531 rentable square feet.

2.               Basic Lease Provisions – “BASE RENT” for Suite 750, the expansion area, shall be as follows:

$16,099.85 per month for the period of 4/01/01 – 4/30/02

$16,716.44 per month for the period of 5/01/02 – 4/30/03

$17,401.54 per month for the period of 5/01/03 – 4/30/04

$18,086.64 per month for the period of 5/01/04 – 4/30/05

$18,840.25 per month for the period of 5/01/05 – 5/31/06

3.               Basic Lease Provisions – “TENANT’S PROPORTIONATE SHARE” shall be increased by 2.99% for Suite 750, for a new total of 8.96%.

4.               Basic Lease Provisions – “BASE YEAR” shall read as 2001 for Suite 750.

5.               Basic Lease Provisions – “TERM” the expansion area, Suite 750, term shall be sixty-two (62) months and shall commence on April 1, 2001 and terminate on May 31, 2006.

6.               Basic Lease Provisions – “OCCUPANCY DENSITY” for the expansion area, Suite 750, shall be twenty-eight (28) individuals.

7.               Basic Lease Provisions – “PARKING AND PARKING CHARGE” for the expansion area, Suite 750, Tenant shall lease at least twenty (20) and up to twenty seven (27) unreserved parking spaces as follows:

$50.00 per space per month for the period of 4/01/01 – 4/30/02

$55.00 per space per month for the period of 5/01/02 – 4/30/03

$60.00 per space per month for the period of 5/01/03 – 4/30/04

$65.00 per space per month for the period of 5/01/04 – 4/30/05

$70.00 per space per month for the period of 5/01/05 – 5/31/06

8.               Basic Lease Provisions – “SECURITY DEPOSIT” shall be increased by $20,724.28 for the expansion area, Suite 750, for a new total of $62,106.28.

9.               Basic Lease Provisions – “TENANT IMPROVEMENTS” Tenant shall accept the expansion area, Suite 750, in its “As Is” condition.  Tenant shall have the right to utilize the tenant improvement allowance granted for Suite 1000 and Suite 1050, which shall be used prior to December 31, 2001.

10.         Additional Roof Rental – Tenant shall pay $750.00 per month for roof use for HVAC Equipment located on the roof of the Building.

Examination of First Amendment to Lease.  Submission of this First Amendment to Lease to Tenant does not constitute an option or offer to lease and this First Amendment to Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.

Except as expressly modified above, all terms and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have entered into this First Amendment as of the date first written above.

LANDLORD:		TENANT:
Spieker Properties, L.P.,		Lightbridge, Inc.,
a California limited partnership		a Delaware corporation

By:	Spieker Properties, Inc.,	By:	/s/ Harlan Plumley
	a Maryland corporation		Harlan Plumley
Its:	General Partner	Its:	/s/ Harlan Plumley
Chief Financial Officer

By:	/s/ James R. Wood, Jr. 4/4/2001
James R. Wood, Jr.
Its:	V.P.
Vice President

OFFICE BUILDING LEASE

BETWEEN

SPIEKER PROPERTIES, L.P.,

a California limited partnership

(Landlord)

AND

PRIMAL SOLUTIONS, INC.,

a Delaware corporation

(Tenant)

BASIC LEASE INFORMATION

OFFICE GROSS

LEASE DATE:		October 26, 2000

TENANT:		Primal Solutions, Inc., a Delaware corporation

TENANT’S NOTICE ADDRESS:		18881 Von Karman Avenue, Suite 500, Irvine, California 92612

TENANT’S BILLING ADDRESS:		18881 Von Karman Avenue, Suite 500, Irvine, California 92612

TENANT CONTACT:	Mr. Lance Carter	PHONE NUMBER:	(949) 260-1500
		FAX NUMBER:	(949) 260-1515

LANDLORD:		Spieker Properties, L.P., a California limited partnership

LANDLORD’S NOTICE ADDRESS:		18881 Von Karman Avenue, Suite 370 Irvine, California 92612

LANDLORD’S REMITTANCE ADDRESS:		SPIEKER PROPERTIES, L.P. Department #11791 P.O. Box 6077 Los Angeles, California 90060-0077

Project Description:

A project commonly known as Tower 17 consisting of one seventeen story office building and one, five story parking structure, located in the City of Irvine, (“City”), County of Orange (“County”), as shown on the site plan attached as Exhibit “B”.

Building Description:		The seventeen story office building located at 18881 Von Karman Avenue in Irvine, California.

Premises:		Approximately 27,632 rentable square feet, Suites 400, 450 and 460 located on the 4th floor and Suite 500 located on the 5th floor.

Permitted Use:

General office use for a computer software/hardware research development and testing related company in compliance with applicable laws, and no other use without the express written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion.

Occupancy Density:		One Hundred Twenty Seven (127) individuals

Parking Density:		Four (4) spaces per 1,000 rentable square feet of the Premises

Parking and Parking Charge:		Tenant shall lease at least seventy-five (75) and up to one hundred twenty two (122) non-exclusive spaces at the following monthly rates:

$40.00 per space per month for months 1 – 12
$45.00 per space per month for months 13 – 24
$50.00 per space per month for months 25 – 36
$55.00 per space per month for months 37 – 48
$60.00 per space per month for months 49 – 60
$65.00 per space per month for months 61 - 72

Tenant may rent up to five (5) reserved spaces at the following monthly rates:

$110.00 per space per month for months 1 – 12
$120.00 per space per month for months 13 - 24
$130.00 per space per month for months 25 – 36
$140.00 per space per month for months 37 – 48
$150.00 per space per month for months 49 – 60
$160.00 per space per month for months 61 - 72

Scheduled Term Commencement Date:		May 1, 2001

Scheduled Length of Term:		Seventy Two (72) months

Scheduled Term Expiration Date:		April 30, 2007

Rent:
Base Rent:

$59,408.80 for the period 5/1/01 – 4/30/02
$61,895.68 for the period 5/1/02 – 4/30/03
$64,382.56 for the period 5/1/03 – 4/30/04
$66,869.44 for the period 5/1/04 – 4/30/05
$69,632.64 for the period 5/1/05 – 4/30/06
$72,395.84 for the period 5/1/06 – 4/30/07

Base Year for Operating Expenses:	2001

Security Deposit:	$79,635.42

Tenant’s NAICS Code:	541511

Tenant’s Proportionate Share:
Of Building:	12.06%

Of Project:	12.06%

The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.

LANDLORD				TENANT

Spieker Properties, L.P., a California limited partnership [ILLEGIBLE]				Primal Solutions, Inc. a Delaware corporation

By:	Spieker Properties, Inc.,			By:	/s/ William Salway
	a Maryland corporation,				William Salway
	its general partner				Its: Chief Executive Officer

					Date:	10/30/00
	By:	/s/ James R. Wood, Jr.
James R. Wood, Jr.
Its: Vice President

		Date:	11-1-00

TABLE OF CONTENTS

Basic Lease Information
Table of Contents
1.	Premises
2.	Possession and Lease Commencement
3.	Term
4.	Use
5.	Rules and Regulations
6.	Rent
7.	Operating Expenses
8.	Insurance and Indemnification
9.	Waiver of Subrogation
10.	Landlord’s Repairs and Maintenance
11.	Tenant’s Repairs and Maintenance
12.	Alterations
13.	Signs
14.	Inspection/Posting Notices
15.	Services and Utilities
16.	Subordination
17.	Financial Statements
18.	Estoppel Certificate
19.	Security Deposit
20.	Limitation of Tenant’s Remedies
21.	Assignment and Subletting
22.	Authority of Tenant
23.	Condemnation
24.	Casualty Damage
25.	Holding Over
26.	Default
27.	Liens
28.	Substitution
29.	Transfers by Landlord
30.	Right of Landlord to Perform Tenant’s Covenants
31.	Waiver
32.	Notices
33.	Attorney’s Fees
34.	Successors and Assigns
35.	Force Majeure
36.	Surrender of Premises
37.	Parking
38.	Miscellaneous
39.	Additional Provisions
40.	Jury Trail Waiver
Signatures

Exhibits:
	Exhibit A	Rules and Regulations
	Exhibit B	Site Plan, Property Description
	Exhibit C	Lease Improvement Agreement
	Exhibit D	Tenant’s Exterior Signage

LEASE

THIS LEASE is made as of the 26th day of October, 2000, by and between Spieker Properties, L.P., a California limited partnership (hereinafter called “Landlord”), and Primal Solutions, Inc., a Delaware corporation (hereinafter called “Tenant”).

1.                                      PREMISES

Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions hereinafter set forth, those premises (the “Premises”) outlined in red on Exhibit B and described in the Basic Lease Information. The Premises shall be all or part of a building (the “Building”) and of a project (the “Project”), which may consist of more than one building and additional facilities, as described in the Basic Lease Information. The Building and Project are outlined in blue and green respectively on Exhibit B.  Landlord and Tenant acknowledge that physical changes may occur from time to time in the Premises, Building or Project, and that the number of buildings and additional facilities which constitute the Project may change from time to time, which may result in an adjustment in Tenant’s Proportionate Share, as defined in the Basic Lease Information, as provided in Paragraph 7.A.

2.                                      POSSESSION AND LEASE COMMENCEMENT

A.                                    Existing Improvements.  A subsidiary of Tenant is currently in possession of the Premises pursuant to the terms and conditions of that certain sublease dated February 3, 1999 by and between Corsair Communications, Inc., as sublandlord and Wireless Billing Systems as subtenant (the “Sublease”). The subtenant shall be bound by the terms and conditions of the Sublease through April 30, 2001. The term commencement date (“Term Commencement Date”) of this Lease shall be May 1, 2001. Tenant acknowledges that Tenant has inspected and accepts the Premises in their present condition, “as is,” and as suitable for, the Permitted Use (as defined below), and for Tenant’s intended operations in the Premises subject to Tenant’s right to make the Tenant Improvements as further outlined in Exhibit C. Tenant may, subject to the terms set forth in Exhibit C, commence construction of the Tenant Improvements at any time after the date of this Lease; however, in no event must be completed no later than December 31, 2001. Tenant agrees that the Premises and other improvements are in good and satisfactory condition as of when possession was taken.  Tenant further acknowledges that no representations as to the condition or repair of the Premises nor promises to alter, remodel or improve the Premises have been made by Landlord or any agents of Landlord unless such are expressly set forth in this Lease. Upon Landlord’s request, Tenant shall promptly execute and return to Landlord a “Start-Up Letter” in which Tenant shall agree, among other things, to acceptance of the Premises and to the determination of the Term Commencement Date, in accordance with the terms of this Lease, but Tenant’s failure or refusal to do so shall not negate Tenant’s acceptance of the Premises or affect determination of the Term Commencement Date.

3.                                      TERM

The term of this Lease (the “Term”) shall commence on the Term Commencement Date and continue in full force and effect for the number of months specified as the Length of Term in the Basic Lease Information or until this Lease is terminated as otherwise provided herein. If the Term Commencement Date is a date other than the first day of the calendar month, the Term shall be the number of months of the Length of Term in addition to the remainder of the calendar month following the Term Commencement Date.

4.                                      USE

A.                                    General.  Tenant shall use the Premises for the permitted use specified in the Basic Lease Information (“Permitted Use”) and for no other use or purpose. Tenant shall control Tenant’s employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, “Tenant’s Parties”) in such a manner that Tenant and Tenant’s Parties cumulatively do not exceed the occupant density (the “Occupancy Density”) or the parking density (the “Parking Density”) specified in the Basic Lease Information at any time.  Tenant shall pay the Parking Charge specified in the Basic Lease Information as Additional Rent (as hereinafter defined) hereunder. So long as Tenant is occupying the Premises, Tenant and Tenant’s Parties shall have the nonexclusive right to use, in common with other parties occupying the Building, or Project, the parking areas, driveways and other common areas of the Building and Project, subject to the terms of this Lease and such rules and regulations as Landlord may from time to time prescribe. Landlord reserves the right, without notice or liability to Tenant, and without the same constituting an actual or constructive eviction, to alter or modify the common areas from time to time, including the location and configuration thereof, and the amenities and facilities which Landlord may determine to provide from time to time so long as such; alterations or modifications of the common areas do not materially and adversely interfere with

Tenant’s use or occupancy of Premises.  Landlord shall maintain the common areas of the Building and the Project in a first class condition and shall provide adequate lighting consistent with that found throughout the Building, in the parking areas and Building lobby, corridors and hallways for ingress and egress.

B.                                    Limitations.  Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises or from any portion of the common areas as a result of Tenant’s or any Tenant’s Party’s use thereof, nor take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants or occupants of the Building or Project or elsewhere, or interfere with their use of their respective premises or common areas.  Storage outside the Premises of materials, vehicles or any other items is prohibited. Tenant shall not use or allow the Premises to be used for any immoral, improper or unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises.  Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which could endanger the structure, or place any harmful substances in the drainage system of the Building or Project.  No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of the above-referenced rules or any other terms or provisions of such tenant’s or occupant’s lease or other contract.

C.                                    Compliance with Regulations.  By taking possession of the Premises, Tenant accepts the Premises in the condition existing as of the date of such entry. Tenant shall at its sole cost and expense strictly comply with all existing or future applicable municipal, state and federal and other governmental statutes, rules, requirements, regulations, laws and ordinances, including zoning ordinances and regulations, and covenants, casements and restrictions of record governing and relating to the use, occupancy or possession of the Premises, to Tenant’s use of the common areas, or to the use, storage, generation or disposal of Hazardous Materials (hereinafter defined) (collectively “Regulations”) subject to Tenant’s right to make the Tenant improvements outlined in Exhibit C. Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant’s use of the Premises.  Tenant shall at its sole cost and expense promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted. Tenant shall not do or permit anything to be done in, on, under or about the Project or bring or keep anything which will in any way increase the rate of any insurance upon the Premises, Building or Project or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner.  Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any loss, cost, expense, damage, attorneys’ fees or liability arising out of the failure of Tenant to comply with any Regulation. Tenant’s obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.

D.                                    Hazardous Materials.  As used in this Lease, “Hazardous Materials” shall include, but not be limited to, hazardous, toxic and radioactive materials and those substances defined as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or other similar designations in any Regulation.  Tenant shall not cause, or allow any of Tenant’s Parties to cause, any Hazardous Materials to be handled, used, generated, stored, released or disposed of in, on, under or about the Premises, the Building or the Project or surrounding land or environment in violation of any Regulations.  Tenant must obtain Landlord’s written consent prior to the introduction of any Hazardous Materials onto the Project. Notwithstanding the foregoing, Tenant may handle, store, use and dispose of products containing small quantities of Hazardous Materials for “general office purposes” (such as toner for copiers to the extent customary and necessary for the Permitted Use of the Premises; provided that Tenant shall always handle, store, use and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building, or Project or surrounding land or environment.  Tenant shall immediately notify Landlord in writing of any Hazardous Materials’ contamination of any portion of the Project of which Tenant becomes aware, whether or not caused by Tenant.  Landlord shall have the right at all reasonable times and if Landlord determines in good faith that Tenant may not be in compliance with this Paragraph 4.D to inspect the Premises and to conduct tests and investigations to determine whether Tenant is in compliance with the foregoing provisions, the costs of all such inspections, tests and investigations to be borne by Tenant.  Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses (including attorneys’ and consultants’ fees and court costs), demands, causes of action, or judgments directly or indirectly rising out of or related to the use, generation, storage, release, or disposal of Hazardous Materials by Tenant or any of Tenant’s Parties in, on, under or about the Premises, the Building or the Project or surrounding land or environment, which indemnity shall include, without limitation, damages for personal or bodily injury, property damage, damage to the environment or natural resources occurring on or off the Premises, losses attributable to diminution in value or adverse effects on marketability, the cost of any investigation, monitoring, government oversight, repair, removal, remediation, restoration, abatement, and disposal, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the expiration or earlier termination of this Lease.  Neither the consent by Landlord to the use, generation, storage, release or disposal of Hazardous Materials nor the strict compliance by Tenant with all laws pertaining to Hazardous Materials shall excuse Tenant from Tenant’s obligation of indemnification pursuant to this Paragraph 4.D.  Tenant’s obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.

5.                                      RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the building rules and regulations attached hereto as Exhibit A and any other rules and regulations and any modifications or additions thereto which Landlord may from time to time prescribe in writing for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Premises or the Building or Project.  Tenant shall cause Tenant’s Parties to comply with such rules and regulations. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of such rules and regulations, any other tenant’s or occupant’s lease or any Regulations.

6.                                      RENT

A.                                    Base Rent.  Tenant shall pay to Landlord and Landlord shall receive, without notice or demand throughout the Term, Base Rent as specified in the Basic Lease Information, payable in monthly installments in advance on or before the fifth day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever, at the Remittance Address specified in the Basic Lease Information or to such other place as Landlord may from time to time designate in writing.  Base Rent for the first full month of the Term shall be paid by Tenant on or before the regularly scheduled due date therefor.  If the obligation for payment of Base Rent commences on a day other than the first day of a month, then Base Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date. The Base Rent payable by Tenant hereunder is subject to adjustment as provided elsewhere in this Lease, as applicable.  As used herein, the term “Base Rent” shall mean the Base Rent specified in the Basic Lease Information as it may be so adjusted from time to time.

B.                                    Additional Rent.  All monies other than Base Rent required to be paid by Tenant hereunder, including, but not limited to, Tenant’s Proportionate Share of Operating Expenses, as specified in Paragraph 7 of this Lease, charges to be paid by Tenant under Paragraph 15, the interest and late charge described in Paragraphs 26.D and E, and any monies spent by Landlord pursuant to Paragraph 30, shall be considered additional rent (“Additional Rent”).  “Rent” shall mean Base Rent and Additional Rent.

7.                                      OPERATING EXPENSES

A.                                    Operating Expenses.  In addition to the Base Rent required to be paid hereunder, beginning with the expiration of the Base Year specified in the Basic Lease Information (the “Base Year”), Tenant shall pay as Additional Rent, Tenant’s Proportionate Share of the Building and/or Project (as applicable), as defined in the Basic Lease Information, of increases in Operating Expenses (defined below) over the Operating Expenses incurred by Landlord during the Base Year (the “Base Year Operating Expenses”), in the manner set forth below. Tenant shall pay the applicable Tenant’s Proportionate Share of each such Operating Expenses. Landlord and Tenant acknowledge that if the number of buildings which constitute the Project increases or decreases, or if physical changes are made to the Premises, Building or Project or the configuration of any thereof, Landlord may at its discretion reasonably adjust Tenant’s Proportionate Share of the Building or Project to reflect the change. Landlord’s determination of Tenant’s Proportionate Share of the Building and of the Project shall be conclusive so long as it is reasonably and consistently applied. “Operating Expenses” shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay, because of or in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building or Project and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building and/or Project (as determined in a reasonable manner) other than those expenses and costs which are specifically attributable to Tenant or which are expressly made the financial responsibility of Landlord or specific tenants of the Building or Project pursuant to this Lease. Operating Expenses shall include, but are not limited to, the following:

(1)                                 Taxes.  All real property taxes and assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, and other impositions, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees “in-lieu” of any such tax or assessment) which are now or hereafter assessed, levied, charged, confirmed, or imposed by any public authority upon the Building or Project, its operations or the Rent (or any portion or component thereof), or any tax, assessment or fee imposed in substitution, partially or totally, of any of the above.  Operating Expenses shall also include any taxes, assessments, reassessments, or other fees or impositions with respect to the development, leasing, management, maintenance, alteration, repair, use or occupancy of the Premises, Building or Project or any portion thereof, including, without limitation, by or for Tenant, and all increases therein or reassessments thereof whether the increases or reassessments result from increased rate and/or valuation (whether upon a transfer of the Building or Project or any portion thereof or any interest therein or for any other reason). Operating Expenses shall not include inheritance or estate taxes imposed upon or assessed against the interest of any person in the Project, or taxes computed upon the basis of the net income of any owners of any interest in the Project. If it shall not be lawful for Tenant to reimburse Landlord for all or any part of such taxes, the monthly rental payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such taxes by Landlord as would have been payable to Landlord prior to the payment of any such taxes.

(2)                                 Insurance.  All insurance premiums and costs, including, but not limited to, any deductible amounts, premiums and other costs of insurance incurred by Landlord, including for the insurance coverage set forth in Paragraph 8.A herein.

(3)                                 Common Area Maintenance.

(a)                                  Repairs, replacements, and general maintenance of and for the Building and Project and public and common areas and facilities of and comprising the Building and Project, including, but not limited to, the roof and roof membrane, windows, elevators, restrooms, conference rooms, health club facilities, lobbies, mezzanines, balconies, mechanical rooms, building exteriors, alarm systems, pest extermination, landscaped areas, parking and service areas, driveways, sidewalks, loading areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, heating/ventilation/air conditioning systems, electrical, mechanical or other systems, telephone equipment and wiring servicing, plumbing, lighting, and any other items or areas which affect the operation or appearance of the Building or Project, which determination shall be at Landlord’s reasonable discretion, except for: those items to the extent paid for by the proceeds of insurance; and those items attributable solely or jointly to specific tenants of the Building or Project.

(b)                                  Repairs, replacements, and general maintenance shall include the cost of any improvements made to or assets acquired for the Project or Building that in Landlord’s discretion may reduce any other Operating Expenses, including present or future repair work, are reasonably necessary for the health and safety of the occupants of the Building or Project, or for the operation of the Building systems, services and equipment, or are required to comply with any Regulation, such costs or allocable portions thereof to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the publicly announced “prime rate” charged by Wells Fargo Bank, N.A. (San Francisco) or its successor at the time such improvements or capital assets are constructed or acquired, plus two (2) percentage points, or in the absence of such prime rate, then at the U.S. Treasury six-month market note (or bond, if so designated) rate as published by any national financial publication selected by Landlord, plus four (4) percentage points, but in no event more than the maximum rate permitted by law, plus reasonable financing charges.

(c)                                  Payment under or for any easement, license, permit, operating agreement, declaration, restrictive covenant or instrument relating to the Building or Project.

(d)                                  All expenses and rental related to services and costs of supplies, materials and equipment used in operating, managing and maintaining the Premises, Building and Project, the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including, without limitation, expenses related to service agreements regarding security, fire and other alarm systems, janitorial services, window cleaning, elevator maintenance, Building exterior maintenance, landscaping and expenses related to the administration, management and operation of the Project, including without limitation salaries, wages and benefits and management office rent.

(e)                                  The cost of supplying any services and utilities which benefit all or a portion of the Premises, Building or Project, including without limitation services and utilities provided pursuant to Paragraph 15 hereof.

(f)                                    Legal expenses and the cost of audits by certified public accountants; provided, however, that legal expenses chargeable as Operating Expenses shall not include the cost of negotiating leases, collecting rents, evicting tenants nor shall it include costs incurred in legal proceedings with or against any tenant or to enforce the provisions of any lease.

(g)                                 A management and accounting cost recovery fee equal to five percent (5%) of the sum of the Project’s revenues.

If the rentable area of the Building and/or Project is not fully occupied during the Base Year or any fiscal year of the Term as determined by Landlord, an adjustment shall be made in computing the Operating Expenses for such year so that Tenant pays an equitable portion of all variable items (e.g., utilities, janitorial services and other component expenses that are affected by variations in occupancy levels) of Operating Expenses, as reasonably determined by Landlord; provided, however, that in no event shall Landlord be entitled to collect in excess of one hundred percent (100%) of the total Operating Expenses from all of the tenants in the Building or Project, as the case may be.

Operating Expenses shall not include the cost of providing tenant improvements or other specific costs incurred for the account of, separately billed to and paid by specific tenants of the Building or Project, the initial construction cost of the Building, or debt service on any mortgage or deed of trust recorded with respect to the Project other than pursuant to Paragraph 7.A(3)(b) above.  Notwithstanding anything herein to the contrary, in any instance wherein Landlord, in Landlord’s discretion, deems Tenant to be responsible for any amounts greater than Tenant’s Proportionate Share, Landlord shall have the right to allocate costs in any manner Landlord deems appropriate.  Operating expenses shall also by way of example, but not limitation, not include (i) depreciation, amortization and interest payments by Landlord, (ii) brokerage commissions, finder’s fees, attorneys’ fees, space planning costs and other costs incurred by Landlord in leasing or attempting to lease space in the Building, (iii) Landlord’s general corporate overhead (other than fee provided for in Section 7(3)(g) above.

The above enumeration of services and facilities shall not be deemed to impose an obligation on Landlord to make available or provide such services or facilities except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to make the same available or provide the same. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that it shall be responsible for providing adequate security for its use of the Premises, the Building and the Project and that Landlord shall have no obligation or liability with respect thereto, except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to provide the same.

B.                                    Payment of Estimated Operating Expenses.  “Estimated Operating Expenses” for any particular year shall mean Landlord’s estimate of the Operating Expenses for such fiscal year made with respect to such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in a reasonable manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Operating Expenses for the ensuing fiscal year. Tenant shall pay Tenant’s Proportionate Share of the difference between Estimated Operating Expenses and Base Year Operating Expenses with installments of Base Rent for the fiscal year to which the Estimated Operating Expenses applies in monthly installments on the first day of each calendar month during such year, in advance. Such payment shall be construed to be Additional Rent for all purposes hereunder. If at any time during the course of the fiscal year, Landlord determines that Operating Expenses are projected to vary from the then Estimated Operating Expenses by more than five percent (5%), Landlord may, by written notice to Tenant, revise the Estimated Operating Expenses for the balance of such fiscal year, and Tenant’s monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant has paid to Landlord Tenant’s Proportionate Share of the revised difference between Estimated Operating Expenses and Base Year Operating Expenses for such year, such revised installment amounts to be Additional Rent for all purposes hereunder.

C.                                    Computation of Operating Expense Adjustment.  “Operating Expense Adjustment” shall mean the difference between Estimated Operating Expenses and actual Operating Expenses for any fiscal year, over Base Year Operating Expenses, determined as hereinafter provided.  Within one hundred twenty (120) days after the end of each fiscal year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of actual Operating Expenses for the fiscal year just ended, accompanied by a computation of Operating Expense Adjustment.  If such statement shows that Tenant’s payment based upon Estimated Operating Expenses is less than Tenant’s Proportionate Share of actual increases in Operating Expenses over the Base Year Operating Expenses, then Tenant shall pay to Landlord the difference within twenty (20) days after receipt of such statement, such payment to constitute Additional Rent for all purposes hereunder.  If such statement shows that Tenant’s payments of Estimated Operating Expenses exceed Tenant’s Proportionate Share of actual increases in Operating Expenses over the Base Year Operating Expenses, then (provided that Tenant is not in default under this Lease) Landlord shall pay to Tenant the difference within twenty (20) days after delivery of such statement to Tenant.  If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Operating Expense Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement. Tenant’s obligation to pay increases in Operating Expenses over the Base Year Operating Expenses shall commence on January 1 of the year succeeding the Base Year.  Should this Lease terminate at any time other than the last day of the fiscal year, Tenant’s Proportionate Share of the Operating Expense Adjustment shall be prorated based on a month of 30 days and the number of calendar months during such fiscal year that this Lease is in effect. Tenant shall in no event be entitled to any credit if Operating Expenses in any year are less than Base Year Operating Expenses. Notwithstanding anything to the contrary contained in Paragraph 7.A or 7.B, Landlord’s failure to provide any notices or statements within the time periods specified in those paragraphs shall in no way excuse Tenant from its obligation to pay Tenant’s Proportionate Share of increases in Operating Expenses.

D.                                    Gross Lease.  This shall be a gross Lease; however, it is intended that Base Rent shall be paid to Landlord absolutely net of all costs and expenses other than Operating Expenses each year equal to Tenant’s Proportionate Share of Base Year Operating Expenses, except as otherwise specifically provided to the contrary in this Lease. The provisions for payment of increases in Operating Expenses and the Operating Expense Adjustment are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in Paragraph 7.A incurred in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building and/or Project and its supporting facilities and such additional facilities, in excess of the Base Year Operating Expenses, now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building and/or Project.

E.                                      Tenant Audit.  If Tenant, shall dispute the amount set forth in any statement provided by Landlord under Paragraph 7.B or 7.C above, Tenant shall have the right, not later then thirty (30) days following receipt of such statement and upon the condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord’s books and records with respect to Operating Expenses for such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord’s reasonable right of approval. The Operating Expense Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund in excess of ten percent (10%) of Tenant’s Proportionate Share of the Operating Expenses previously reported, the cost of such audit shall be borne by Landlord; otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Paragraph 7.E within thirty (30) days after receipt of Landlord’s statement provided pursuant to Paragraph 7.B or 7.C, such statement shall be final and binding for all purposes hereof. Tenant shall not in any manner disclose, provide or make available any information revealed by the audit to any person or entity other than Tenant’s accountants and legal advisors which shall be used for sole purpose of advising Tenant only without Landlord’s prior written consent, which consent may be withheld by Landlord in its sole and absolute discretion. The information disclosed by the audit will be used by Tenant solely for the purpose of evaluating Landlord’s books and records in connection with this Paragraph 7.E.

8.                                      INSURANCE AND INDEMNIFICATION

A.                                    Landlord’s Insurance.  All insurance maintained by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control.

(1)                                 Property Insurance.  Landlord agrees to maintain property insurance insuring the Building against damage or destruction due to risk including fire, vandalism, and malicious mischief in an amount not less than the replacement cost thereof, in the form and with deductibles and endorsements as selected by Landlord.  At its election, Landlord may instead (but shall have no obligation to) obtain “All Risk” coverage, and may also obtain earthquake, pollution, and/or flood insurance in amounts selected by Landlord.

(2)                                 Optional Insurance.  Landlord, at Landlord’s option, may also (but shall have no obligation to) carry (i) insurance against loss of rent, in an amount equal to the amount of Base Rent and Additional Rent that Landlord could be required to abate to all Building tenants in the event of condemnation or casualty damage for a period of twelve (12) months; and (ii) liability insurance and such other insurance as Landlord may deem prudent or advisable, in such amounts and on such terms as Landlord shall determine. Landlord shall not be obligated to insure, and shall have no responsibility whatsoever for any damage to, any furniture, machinery, goods, inventory or supplies, or other personal property or fixtures which Tenant may keep or maintain in the Premises, or any leasehold improvements, additions or alterations within the Premises.

B.                                    Tenant’s Insurance.  Tenant shall procure at Tenant’s sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term the following:

(1)                                 Property Insurance.  Insurance on all personal property and fixtures of Tenant and all improvements, additions or alterations made by or for Tenant to the Premises on an “All Risk” basis, insuring such property for the full replacement value of such property.

(2)                                 Liability Insurance.  Commercial General Liability insurance covering bodily injury and property damage liability occurring in or about the Premises or arising out of the use and occupancy of the Premises and the Project, and any part of either, and any areas adjacent thereto, and the business operated by Tenant or by any other occupant of the Premises.  Such insurance shall include contractual liability insurance coverage insuring all of Tenant’s indemnity obligations under this Lease.  Such coverage shall have a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000.00), and a minimum general aggregate limit of Three Million Dollars ($3,000,000.00), with an “Additional Insured—Managers or Lessors of Premises Endorsement.” All such policies shall be written to apply to all bodily injury (including death), property damage or loss, personal and advertising injury and other covered loss, however occasioned, occurring during the policy term, shall be endorsed to add Landlord and any party holding an interest to which this Lease may be subordinated as an additional insured, and shall provide that such coverage shall be “primary” and non-contributing with any insurance maintained by Landlord, which shall be excess insurance only. Such coverage shall also contain endorsements including employees as additional insureds if not covered by Tenant’s Commercial General Liability Insurance.  All such insurance shall provide for the severability of interests of insureds; and shall be written on an “occurrence” basis, which shall afford coverage for all claims based on acts, omissions, injury and damage, which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

(3)                                 Workers’ Compensation and Employers’ Liability Insurance.  Workers’ Compensation Insurance as required by any Regulation, and Employers’ Liability Insurance in amounts not less than One Million Dollars ($1,000,000) each accident for bodily injury by accident; One Million Dollars ($1,000,000) policy limit for bodily injury by disease; and One Million Dollars ($1,000,000) each employee for bodily injury by disease.

(4)                                 Commercial Auto Liability Insurance.  Commercial auto liability insurance with a combined limit of not less than One Million Dollars ($1,000,000) for bodily injury and property damage for each accident.  Such insurance shall cover liability relating to any auto (including owned, hired and non-owned autos).

(5)                                 Alterations Requirements.  In the event Tenant shall desire to perform any Alterations, Tenant shall deliver to Landlord, prior to commencing such Alterations (i) evidence satisfactory to Landlord that Tenant carries “Builder’s Risk” insurance covering construction of such Alterations in an amount and form approved by Landlord, (ii) such other insurance as Landlord shall nondiscriminatorily require, and (iii) a lien and completion bond or other security in form and amount satisfactory to Landlord.

(6)                                 General Insurance Requirements.  All coverages described in this Paragraph 8.B shall be endorsed to (i) provide Landlord with thirty (30) days’ notice of cancellation or change in terms; and (ii) waive all rights of subrogation by the insurance carrier against Landlord. If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Paragraph 8.B is, in Landlord’s reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or tenants of properties located in the general area in which the Premises are located which are similar to and operated for similar purposes as the Premises or if Tenant’s use of the Premises should change with or without Landlord’s consent, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Paragraph 8.B. All insurance policies required to be carried by Tenant under this Lease shall be written by companies rated A X or better in “Best’s Insurance Guide” and authorized to do business in the State of California. In any event deductible amounts under all insurance policies required to be carried by Tenant under this Lease shall not exceed Five Thousand Dollars ($5,000.00) per occurrence. Tenant shall deliver to Landlord on or before the Term Commencement Date, and thereafter at least thirty (30) days before the expiration dates of the expired policies, certified copies of Tenant’s insurance policies, or a certificate evidencing the same issued by the insurer thereunder; and, if Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at Landlord’s option and in addition to Landlord’s other remedies in the event of a default by Tenant hereunder, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent.

Indemnification.  Tenant shall indemnify, defend by counsel reasonably acceptable to Landlord, protect and hold Landlord, Spieker Properties, Inc., and each of their respective directors, shareholders, partners, lenders, members, managers, contractors, affiliates and employees (collectively, “Landlord Indemnitees”) harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses, including reasonable attorneys’ and consultants’ fees and court costs, demands, causes of action, or judgments, directly or indirectly arising out of or related to: (1) claims of injury to or death of persons or damage to property or business loss occurring or resulting directly or indirectly from the use or occupancy of the Premises, Building or Project by Tenant or Tenant’s Parties, or from activities or failures to act of Tenant or Tenant’s Parties; (2) claims arising from work or labor performed, or for materials or supplies furnished to or at the request or for the account of Tenant in connection with performance of any work done for the account of Tenant within the Premises or Project; (3) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease; and (4) claims arising from the negligence or intentional acts or omissions of Tenant or Tenant’s Parties. The foregoing indemnity by Tenant shall not be applicable to claims to the extent arising from the gross negligence or willful misconduct of Landlord. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of, or damage to any person or property or business loss in or about the Premises, Building or Project by or from any cause whatsoever (other than Landlord’s gross negligence or willful misconduct) and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement or other portion of the Premises, Building or Project, or caused by gas, fire, oil or electricity in, on or about the Premises, Building or Project, acts of God or of third parties, or any matter outside of the reasonable control of Landlord.  Landlord shall indemnify, defend by counsel reasonably acceptable to Tenant, protect and hold Tenant lenders, members, managers, contractors, affiliates, and employees (collectively, tenant indemnitees), harmless from and against any and all claims, liabilities, losses, costs, damages, injuries or expenses, including reasonable attorneys’ and consultants’ fees and court costs, demands, causes of action, or judgments arising out of or relating to the gross negligence or willful misconduct of Landlord or Landlord’s agents, employees or invitees.  Notwithstanding, the foregoing or anything to the contrary contained in this Lease.  Landlord shall in no event be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury or damage to the person or property in or about the Premises, Building or Project, including without limitation the common areas, whether caused by theft, the rain or water leakage of any character from the roof, walls, plumbing, sprinklers, pipes, basement or any other portion of the Premises, Building or Project, or caused by gas, fire, oil or electricity in, on, or about the Premises, Building or Project, or from any other systems except in each case to the extent caused by the gross negligence or willful misconduct of Landlord or by acts of God (including without limitation flood or earthquake), acts of a public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or from any cause whatsoever, or for any damage or inconvenience which may arise through repair subject to and except as expressly otherwise provided in Paragraph 9 or 10 of this Lease [except to the extent caused directly by the gross negligence or willful misconduct of Landlord].  In addition, Landlord shall in no event be liable for (i) injury to Tenant’s business or any loss of income or profit therefrom or from consequential damages, or (ii) sums up to the amount of insurance proceeds received by Tenant, the foregoing indemnity by Landlord shall not be applicable to claims to the extent arising from the negligence or willful misconduct of Tenant or Tenant’s Parties.  The foregoing indemnity by Landlord shall survive the expiration or earlier termination of this Lease.  The provisions of this Paragraph shall survive the expiration or earlier termination of this Lease.

9.                                      WAIVER OF SUBROGATION

Landlord and Tenant each waives any claim, loss or cost it might have against the other for any injury to or death of any person or persons, or damage to or theft, destruction, loss, or loss of use of any property (a “Loss”), to the extent the same is insured against (or is required to be insured against under the terms hereof) under any property damage insurance policy covering the Building, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, regardless of whether the negligence of the other party caused such Loss.

10.                               LANDLORD’S REPAIRS AND MAINTENANCE

Landlord shall maintain in good repair, reasonable wear and tear excepted, the structural soundness of the roof, foundations, and exterior walls of the Building. The term “exterior walls” as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Any damage caused by or repairs necessitated by any negligence or act of Tenant or Tenant’s Parties may be repaired by Landlord at Landlord’s option and Tenant’s expense. Tenant shall immediately give Landlord written notice of any defect or need of repairs in such components of the Building for which Landlord is responsible, after which Landlord shall have a reasonable opportunity and the right to enter the Premises at all reasonable times to repair same. Landlord’s liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance, and there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of repairs, alterations or improvements in or to any portion of the Premises, the Building or the Project or to fixtures, appurtenances or equipment in the Building, except as provided in Paragraph 24. By taking possession of the Premises, Tenant accepts them “as is,” as being in good order, condition and repair and the condition in which Landlord is obligated to deliver them and suitable for the Permitted Use and Tenant’s intended operations in the Premises, whether or not any notice of acceptance is given.

11.                               TENANT’S REPAIRS AND MAINTENANCE

Tenant shall at all times during the Term at Tenant’s expense maintain all parts of the Premises and such portions of the Building as are within the exclusive control of Tenant in a first-class, good, clean and secure condition and promptly make all necessary repairs and replacements, as reasonably determined by Landlord, with materials and workmanship of the same character, kind and quality as the original. Notwithstanding anything to the contrary contained herein, Tenant shall, at its expense, promptly repair any damage to the Premises or the Building or Project resulting from or caused by any negligence or act of Tenant or Tenant’s Parties.

12.                               ALTERATIONS

A.                                    Tenant shall not make, or allow to be made, any alterations, physical additions, improvements or partitions, including without limitation the attachment of any fixtures or equipment, in, about or to the Premises (“Alterations”) in excess of $2,500 without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to proposed Alterations which: (a) comply with all applicable Regulations; (b) are, in Landlord’s reasonable opinion, compatible with the Building or the Project and its mechanical, plumbing, electrical, heating/ventilation/air conditioning systems, and will not cause the Building or Project or such systems to be required to be modified to comply with any Regulations (including, without limitation, the Americans With Disabilities Act); and (c) will not interfere with the use and occupancy of any other portion of the Building or Project by any other tenant or its invitees. Specifically, but without limiting the generality of the foregoing, except as provided above, Landlord shall have the right of written consent for all plans and specifications for the proposed Alterations, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of Alterations, and the time for performance of such work, and may impose rules and regulations for contractors and subcontractors performing such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord’s consideration of a request for approval hereunder. Tenant shall cause all Alterations to be accomplished in a first-class, good and workmanlike manner, and to comply with all applicable Regulations and Paragraph 27 hereof. Tenant shall atTenant’s sole expense, perform any additional work required under applicable Regulations due to Alterations hereunder. No review or consent by Landlord of or to any proposed Alteration or additional work shall constitute a waiver of Tenant’s obligations under this Paragraph 12, nor constitute any warranty or representation that the same complies with all applicable Regulations, for which Tenant shall at all times be solely responsible. Tenant shall reimburse Landlord for all costs which Landlord may incur in connection with granting approval to Tenant for any such Alterations, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said plans and specifications, and shall pay Landlord an administration fee of fifteen percent (15%) if under $500 and eight percent (8%) if over $500of the cost of the Alterations as Additional Rent hereunder. All such Alterations shall remain the property of Tenant until the expiration or earlier termination of this Lease, at which time they shall be and become the property of Landlord; provided, however, that Landlord may, at Landlord’s option, require that Tenant, at Tenant’s expense, remove any or all Landlord non-authorized Alterations made by Tenant and restore the Premises by the expiration or earlier termination of this Lease, to their condition existing prior to the construction of any such Landlord non-authorized Alterations. All such removals and restoration shall be accomplished in a first-class and good and workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If Tenant fails to remove such Alterations or Tenant’s trade fixtures or furniture or other personal property, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant’s sole expense. In addition to and wholly apart from Tenant’s obligation to pay Tenant’s Proportionate Share of Operating Expenses, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its fixtures or personal property, on the value of Alterations within the Premises, and on Tenant’s interest pursuant to this Lease, or any increase in any of the foregoing based on such Alterations. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

Notwithstanding the foregoing, at Landlord’s option (but without obligation), all or any portion of the Alterations shall be performed by Landlord for Tenant’s account and Tenant shall pay Landlord’s estimate of the cost thereof (including a charge for Landlord’s overhead and profit) prior to commencement of the work. In addition, at Landlord’s election and notwithstanding the foregoing, however, Tenant shall pay to Landlord the cost of removing any such Alterations and restoring the Premises to their original condition such cost to include a reasonable charge for Landlord’s overhead and profit as provided above, and such amount may be deducted from the Security Deposit or any other sums or amounts held by Landlord under this Lease.

B.                                    In compliance with Paragraph 27 hereof, at least ten (10) business days before beginning construction of any Alteration, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of non-responsibility. Upon substantial completion of construction, if the law so provides, Tenant shall cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located. Within thirty (30) days following substantial completion of any Alteration, Tenant shall deliver two (2) complete sets of as-built drawings certified by Tenant and Tenant’s contractor as being true and correct, which certification shall survive the expiration or termination of this Lease.

13.                               SIGNS

Tenant shall not place, install, affix, paint or maintain any signs, notices, graphics or banners whatsoever or any window decor which is visible in or from public view or corridors, the common areas or the exterior of the Premises or the Building, in or on any exterior window or window fronting upon any common areas or service area without Landlord’s prior written approval which Landlord shall have the right to withhold in its absolute and sole discretion; provided that Tenant’s name shall be included in any Building-standard door and directory signage, if any, in accordance with Landlord’s Building signage program, including without limitation, payment by Tenant of any fee charged by Landlord for maintaining such signage, which fee shall constitute Additional Rent hereunder. Any installation of signs, notices, graphics or banners on or about the Premises or Project approved by Landlord shall be subject to any Regulations and to any other requirements imposed by Landlord. Tenant shall remove all such signs or graphics by the expiration or any earlier termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of the Premises, Building or Project and any other improvements contained therein, and Tenant shall repair any injury or defacement including without limitation discoloration caused by such installation or removal.

14.                               INSPECTION/POSTING NOTICES

After giving twenty-four (24) hours written notice, except in emergencies where no such notice shall be required, Landlord and Landlord’s agents and representatives, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs, improvements or alterations to the Premises, Building or Project or to other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord’s interest in the Project or to exhibit the Premises to prospective tenants, purchasers, encumbrances or to others, or for any other purpose as Landlord may reasonably deem necessary or desirable; provided, however, that Landlord shall use reasonable efforts not to unreasonably interfere with Tenant’s business operations. Except as may be provided in Section 24 Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.  Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. At any time within six (6) months prior to the expiration of the Term or following any earlier termination of this Lease or agreement to terminate this Lease, Landlord shall have the right to erect on the Premises, Building and/or Project a suitable sign indicating that the Premises are available for lease.

15.                               SERVICES AND UTILITIES

A.                                    There currently exists within or serving the Premises separate meters to determine the amount of electricity supplied to the Premises, and Tenant shall pay to the appropriate utility company the cost of all such electricity as shown by such meters IF any such charges are not paid to the appropriate utility company when due, Landlord may (but shall not be obligated to) pay the same, and any amount so paid by Landlord shall thereupon become due to Landlord from Tenant, as additional rent.  In addition, Tenant agrees to pay directly to Landlord, in addition to Monthly Base Rent and Tenant’s Percentage of Operating Expenses, any costs incurred by Landlord to maintain the HVAC system serving the Building which are solely attributable to Tenant’s after hour usage, as equitably determined by Landlord based on appropriate engineering data.

B.                                    Provided Tenant shall not be in default hereunder, and subject to the provisions elsewhere herein contained and to the rules and regulations of the Building, Landlord shall furnish to the Premises during ordinary business hours of generally recognized business days, to be determined by Landlord (but exclusive, in any event, of Saturdays, Sundays and legal holidays), heat and air conditioning as usually furnished or supplied for use of the Premises for reasonable and normal office use as of the date Tenant takes possession of the Premises (but not including above-standard or continuous cooling for excessive heat-generating machines, excess lighting or equipment), janitorial services during the times and in the manner that such services are, in Landlord’s judgment, customarily furnished in comparable office buildings in the immediate market area, Landlord shall provide water for lavatory and drinking purposes, electricity and elevator service which shall mean service either by nonattended automatic elevators or elevators with attendants, or both, at the option of Landlord, twenty-four (24) hours per day seven (7) days per week.  Elevator service and access to the Building after normal business hours shall be provided by access controlled security cards.  Tenant acknowledges that Tenant has inspected and accepts the water, electricity, heat and air conditioning and other utilities and services being supplied or furnished to the Premises as of the date Tenant takes possession of the Premises, as being sufficient for use of the Premises for reasonable and normal office use in their present condition, “as is,” and suitable for the Permitted Use, and for Tenant’s intended operations in the Premises. Landlord shall have no obligation to provide additional or after-hours heating or air conditioning in addition to the heating and air conditioning being provided on the date of this Lease, but if Landlord elects to provide such services at Tenant’s request, Tenant shall pay upon demand to Landlord a reasonable charge for such services as determined by Landlord. Tenant agrees to keep and cause to be kept closed all window covering when necessary because of the sun’s position, and

Tenant also agrees at all times to cooperate fully with Landlord and to abide by all of the regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of electrical, heating, ventilating and air conditioning systems.  Wherever heat-generating machines, excess lighting or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

C.                                    Tenant shall not without written consent of Landlord use any apparatus, equipment or device in the Premises, using excess lighting or using electric current, water, or any other resource in excess of or which will in any way increase the amount of electricity, water, or any other resource being furnished or supplied for the use of the Premises for reasonable and normal office use, in each case as of the date Tenant takes possession of the Premises and as reasonably determined by Landlord, or which will require additions or alterations to or interfere with the Building power distribution systems; nor connect with electric current, except through existing electrical outlets in the Premises or water pipes, any apparatus, equipment or device for the purpose of using electrical current, water, or any other resource. If Tenant shall require water or electric current or any other resource in excess of that being furnished or supplied for the use of the Premises as of the date Tenant takes possession of the Premises as determined by Landlord, Tenant shall first procure the written consent of Landlord which Landlord may refuse, to the use thereof, and Landlord may cause a special meter to be installed in the Premises so as to measure the amount of water, electric current or other resource consumed for any such other use. Tenant shall pay directly to Landlord upon demand as an addition to and separate from payment of Operating Expenses the cost of all such additional resources, energy, utility service and meters (and of installation, maintenance and repair thereof and of any additional circuits or other equipment necessary to furnish such additional resources, energy, utility or service). Landlord may add to the separate of metered charge a recovery of additional expense incurred in keeping account of the excess water, electric current or other resource so consumed Landlord agrees that Tenant’s use of the Premises prior to the date of this Lease has not been such as to warrant the installation of a water meter to measure Tenant’s water consumption and that so long as Tenant’s use of the Premises remains reasonably consistent with such prior use.  Landlord will not install any water meter to measure Tenant’s water consumption unless requested to do so by Tenant.  Following receipt of Tenant’s request to do so, Landlord shall use good faith efforts to restore any service specifically to beprovided under Paragraph 15 that becomes unavailable and which is in Landlord’s reasonable control to restore; provided, however, that except to the extent caused by of gross negligence or willful misconduct Landlord shall in no case be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of: (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any such utilities or services, or any change in the character or means of supplying or providing any such utilities or services or any supplier thereof; (b) the failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, or otherwise or because of any interruption of service due to Tenant’s use of water, electric current or other resource in excess of that being supplied or furnished for the use of the Premises as of the date Tenant takes possession of the Premises; (c) the inadequacy, limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Project, whether by Regulation or otherwise; or (d) the partial or total unavailability of any such utilities or services to the Premises or the Building or the diminution in the quality or quantity thereof, whether by Regulation or otherwise; or (c) any interruption in Tenant’s business operations as a result of any such occurrence; nor shall any such occurrence constitute an actual or constructive eviction of Tenant or a breach of an implied warranty by Landlord.  Landlord shall further have no obligation to protect or preserve any apparatus, equipment or device installed by Tenant in the Premises, including without limitation by providing additional or after-hours heating or air conditioning. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with the efforts of national, state or local governmental agencies or utility suppliers in reducing energy or other resource consumption. The obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program. In addition, Landlord reserves the right to change the supplier or provider of any such utility or service from time to time. Tenant shall have no right to contract with or otherwise obtain any electrical or other such service for or with respect to the Premises or Tenant’s operations therein from any supplier or provider of any such service. Tenant shall cooperate with Landlord and any supplier or provider of such services designated by Landlord from time to time to facilitate the delivery of such services to Tenant at the Premises and to the Building and Project, including without limitation allowing Landlord and Landlord’s suppliers or providers, and their respective agents and contractors, reasonable access to the Premises for the purpose of installing, maintaining, repairing, replacing or upgrading such service or any equipment or machinery associated therewith.

D.                                    Tenant shall pay, upon demand, for all utilities furnished to the Premises, or if not separately billed to or metered to Tenant, Tenant’s Proportionate Share of all charges jointly serving the Project in accordance with Paragraph 7. All sums payable under this Paragraph 15shall constitute Additional Rent hereunder.

E.                                      Tenant may contract separately with providers of telecommunications or cellular products, systems or services for the Premises.  Even though such products, systems or services may be installed or provided by such providers in the Building, in consideration for Landlord’s permitting such providers to provide such services to Tenant, Tenant agrees that Landlord and the Landlord Indemnitees shall in no event be liable to Tenant or any Tenant Party for any damages of any nature whatsoever arising out of or relating to the products, systems or services provided by such providers (or any failure, interruption, defect in or loss of the same) or any acts or omissions of such providers in connection with the same or any interference in Tenant’s business caused thereby. Tenant waives and releases all rights and remedies against Landlord and the Landlord Indemnitees that are inconsistent with the foregoing.

16.                               SUBORDINATION

Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be and is hereby declared to be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises and/or the land upon which the Premises and Project are situated, or both; and (b) any mortgage or deed of trust which may now exist or be placed upon the Building, the Project and/or the land upon which the Premises or the Project are situated, or said ground leases or underlying leases, or Landlord’s interest or estate in any of said items which is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord provided that Tenant shall not be disturbed in its possession under this Lease by such successor in interest so long as Tenant is not in default under this Lease. Within ten (10) days after request by Landlord, Tenant shall execute and deliver any additional documents evidencing Tenant’s attornment or the subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust, reasonably requested by Landlord or by any ground landlord, mortgagee, or beneficiary under a deed of trust, subject to such nondisturbance requirement. If requested in writing by Tenant, Landlord shall use commercially reasonable efforts to obtain a subordination, nondisturbance and attornment agreement for the benefit of Tenant reflecting the foregoing from any ground landlord, mortgagee or beneficiary, at Tenant’s expense, subject to such other reasonabe terms and conditions as the ground landlord, mortgagee or beneficiary may require.

17.                               FINANCIAL STATEMENTS

At the request of Landlord, Tenant shall provide to Landlord Tenant’s and any guarantor’s current financial statements or other information discussing financial worth of Tenant and any guarantor, which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management, financing and disposition of the Project.

18.                               ESTOPPEL CERTIFICATE

Tenant agrees from time to time, within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord’s designee, an estoppel certificate stating that this Lease is in full force and effect, that this Lease has not been modified (or stating all modifications, written or oral, to this Lease), the date to which Rent has been paid, the unexpired portion of this Lease, that there are no current defaults by Landlord or Tenant under this Lease (or specifying any such defaults), that the leasehold estate granted by this Lease is the sole interest of Tenant in the Premises and/or the land at which the Premises are situated, and such other matters pertaining to this Lease as may be reasonably requested by Landlord or any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or Project or any interest therein. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included are true and correct without exception. Tenant agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period, Landlord may execute and deliver such certificate on Tenant’s behalf and that such certificate shall be binding on Tenant.  Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or Project or any interest therein. The parties agree that Tenant’s obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord’s execution of this Lease, and shall be an event of default (without any cure period that might be provided under Paragraph 26.A(3) of this Lease) if Tenant fails to fully comply or makes any material misstatement in any such certificate.

19.                               SECURITY DEPOSIT

Tenant agrees to deposit with Landlord on or prior to February 1 2001, a security deposit as stated in the Basic Lease Information (the “Security Deposit”), which sum shall be held and owned by Landlord, without obligation to pay interest, as security for the performance of Tenant’s covenants and obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant’s default. Upon the occurrence of any event of default by Tenant, Landlord may from time to time, without prejudice to any other remedy provided herein or by law, use such fund as a credit to the extent necessary to credit against any arrears of Rent or other payments due to Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to itsoriginal amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of Tenant’s obligations under this Lease have been fulfilled, reduced by such amounts as may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent or other obligations of Tenant under this Lease, to repair damage to the Premises, Building or Project caused by Tenant or any Tenant’s Parties and to clean the Premises. Landlord is hereby granted a security interest in the Security Deposit in accordance with applicable provisions of the California Commercial Code.  Landlord may use and commingle the Security Deposit with other funds of Landlord. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of any Regulations, now or hereinafter in force, which restricts the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord (or its successors) any obligation with respect to the handling or return of security deposits.

20.                               LIMITATION OF TENANT’S REMEDIES

The obligations and liability of Landlord to Tenant for any default by Landlord under the terms of this Lease are not personal obligations of Landlord or of the individual or other partners of Landlord or its or their partners, directors, officers, or shareholders, and Tenant agrees to look solely to Landlord’s interest in the Project for the recovery of any amount from Landlord, and shall not look to other assets of Landlord nor seek recourse against the assets of the individual or other partners of Landlord or its or their partners, directors, officers or shareholders. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Project. Under no circumstances shall Tenant have the right to offset against or recoup Rent or other payments due and to become due to Landlord hereunder except as expressly provided in this Lease, which Rent and other payments shall be absolutely due and payable hereunder in accordance with the terms hereof. In no case shall Landlord be liable to Tenant for any lost profits, damage to business, or any form of special, indirect or consequential damage on account of any breach of this Lease or otherwise, notwithstanding anything to the contrary contained in this Lease.

21.                               ASSIGNMENT AND SUBLETTING

A.                                    (1)                                 General.  This Lease has been negotiated to be and is granted as an accommodation to Tenant.  Accordingly, this Lease is personal to Tenant, and Tenant’s rights granted hereunder do not include the right to assign this Lease or sublease the Premises, or to receive any excess, either in installments or lump sum, over the Rent which is expressly reserved by Landlord as hereinafter provided, except as otherwise expressly hereinafter provided. Tenant shall not assign or pledge this Lease or sublet the Premises or any part thereof, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, or suffer or permit any such assignment, pledge, subleasing or occupancy, without Landlord’s prior written consent except as provided herein. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice (the “Transfer Notice”) at least sixty (60) days prior to the anticipated effective date of the proposed assignment or sublease, which shall contain all of the information reasonably requested by Landlord to address Landlord’s decision criteria specified hereinafter. Landlord shall then have a period of thirty (30) days following receipt of the Transfer Notice to notify Tenant in writing that Landlord elects either: (i) to terminate this Lease as to the space so affected as of the date so requested by Tenant; or (ii) to consent to the proposed assignment or sublease, subject, however, to Landlord’s prior written consent of the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease. If Landlord should fail to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (i) above, but written consent by Landlord of the proposed assignee or subtenant shall still be required. If Landlord does not exercise option (i) above, Landlord’s consent to a proposed assignment or sublease shall not be unreasonably withheld. Consent to any assignment or subletting shall not constitute consent to any subsequent transaction to which this Paragraph 21 applies.

(2)

Conditions of Landlord’s Consent.  Without limiting the other instances in which it may be reasonable for Landlord to withhold Landlord’s consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold Landlord’s consent in the following instances: if the proposed assignee does not agree to be bound by and assume the obligations of Tenant under this Lease in form and substance satisfactory to Landlord; the use of the Premises by such proposed assignee or subtenant would not be a Permitted Use or would violate any exclusivity or other arrangement which Landlord has with any other tenant or occupant or any Regulation or would increase the Occupancy Density or Parking Density of the Building or Project, or would otherwise result in an undesirable tenant mix for the Project as determined by Landlord; the proposed assignee or subtenant is not of sound financial condition as determined by Landlord in Landlord’s sole discretion; the proposed assignee or subtenant is a governmental agency; the proposed assignee or subtenant does not have a good reputation as a tenant of property or a good business reputation; the proposed assignee or subtenant is a person with whom Landlord is negotiating to lease space in the Project or is a present tenant of the Project; the assignment or subletting would entail any Alterations which would lessen the value of the leasehold improvements in the Premises or use of any Hazardous Materials or other noxious use or use which may disturb other tenants of the Project; or Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three (3) or more occasions during any twelve (12) months preceding the date that Tenant shall request consent. Failure by or refusal of Landlord to consent to a proposed assignee or subtenant shall not cause a termination of this Lease. Upon a termination under Paragraph 21.A(1)(i), Landlord may lease the Premises to any party, including parties with whom Tenant has negotiated an assignment or sublease, without incurring any liability to Tenant. At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to Landlord of some or all subleases or subtenancies. Landlord shall exercise this option by giving notice of that assignment to such subtenants on or before the effective date of the surrender and termination. In connection with each request for assignment or subletting, Tenant shall pay to Landlord Landlord’s standard fee, for approving such requests, as well as all costs incurred by Landlord or any mortgagee or ground lessor in approving each such request and effecting any such transfer, including, without limitation, reasonable attorneys’ fees. Landlord’s standard fee as of the date of this Lease is seven hundred fifty dollars ($750.00).

(3)                                  Permitted Transfers.  An “Affiliate” means any entity that (i) controls, is controlled by, or is under common control with Tenant, (ii) results from the transfer of all or substantially all of Tenant’s assets or stock, or (iii) results from the merger or consolidation of Tenant with another entity.  “Control” means the direct or indirect ownership of more than fifty percent (50%) of the voting securities of an entity or possession of the right to vote more than fifty percent (50%) of the voting interest in the ordinary direction of the entity’s affairs.  Notwithstanding anything to the contrary contained in this Lease, Landlord’s consent is not required for any assignment of this Lease or sublease of all or a portion of the Premises to an Affiliate so long as the following conditions are met: (a) at least ten (10) business days before any such assignment or sublease, Landlord receives written notice of such assignment or sublease (as well as any documents or information reasonably requested by Landlord regarding the proposed intended transfer and the transferee): (b) Tenant is not then and has not been in default under this Lease; (c) if the transfer is an assignment or any other transfer to an Affiliate other than a sublease, the intended assignee assumes in writing all of Tenant’s obligations under this Lease relating to the Premises in form satisfactory to Landlord or, if the transfer is a sublease, the intended sublessee accepts the sublease in form satisfactory to Landlord; (d) the intended transferee has a tangible net worth, as evidenced by financial statements delivered to Landlord and certified by an independent certified public accountant in accordance with generally accepted accounting principles that are consistently applied, at least equal to thirteen million ($13,000,000.00) dollars; (e) the Premises shall continue to be operated solely for the use specified in the Basic Lease Information; and (f) Tenant shall pay to Landlord Landlord’s standard fee for approving assignments and sublease and all costs reasonably incurred by Landlord or any mortgagee or ground lessor for such assignment or subletting, including, without limitation, reasonable attorneys’ fees.  No transfer to an Affiliate in accordance with this subparagraph shall relieve Tenant named herein of any obligation under this Lease or alter the primary liability of Tenant named herein for the payment of Rent or for the performance of any other obligation to be performed by Tenant, including the obligations contained in Paragraph 25 with respect to any Affiliate.

B.                                    Bonus Rent.  Any Rent or other consideration realized by Tenant under any such sublease or assignment in excess of the Rent payable hereunder, after amortization of a reasonable brokerage commission incurred by Tenant, shall be divided and paid, fifty percent (50%) to Tenant, fifty percent (50%) to Landlord. In any subletting or assignment undertaken by Tenant, Tenant shall diligently seek to obtain the maximum rental amount available in the marketplace for comparable space available for primary leasing.

C.                                    Corporation.  If Tenant is a corporation, a transfer of corporate shares by sale, assignment, bequest, inheritance, operation of law or other disposition (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings) resulting in a change in the present control of such corporation or any of its parent corporations by the person or persons owning a majority of said corporate shares, shall constitute an assignment for purposes of this Lease.  Notwithstanding anything to the contrary in this Lease, the transfer of outstanding capital stock or other listed equity interests, or the purchase of outstanding capital stock or other listed equity interests, or the purchase of equity interests issued in an initial public offering of stock, by persons or parties other than “insiders” within the meaning of the Securities Exchange Act of 1934, as amended, through the “over-the-counter” market or any recognized national or international securities exchange shall not be included in determining whether control has been transferred.  Notwithstanding the foregoing, Landlord acknowledges that Tenant will be spun off from its parent corporation and that  such spin-off will result in a change of control of Tenant.  Landlord agrees that such spin-off shall be an acceptable assignment under this Lease.

D.                                    Unincorporated Entity.  If Tenant is a partnership, joint venture, unincorporated limited liability company or other unincorporated business form, a transfer of the interest of persons, firms or entities responsible for managerial control of Tenant by sale, assignment, bequest, inheritance, operation of law or other disposition, so as to result in a change in the present control of said entity and/or of the underlying beneficial interests of said entity and/or a change in the identity of the persons responsible for the general credit obligations of said entity shall constitute an assignment for all purposes of this Lease.

E.                                      Liability.  No assignment or subletting by Tenant, permitted or otherwise, shall relieve Tenant of any obligation under this Lease or any guarantor of this Lease of any liability under its guaranty or alter the primary liability of the Tenant named herein for the payment of Rent or for the performance of any other obligations to be performed by Tenant, including obligations contained in Paragraph 25with respect to any assignee or subtenant.  Landlord may collect rent or other amounts or any portion thereof from any assignee, subtenant, or other occupant of the Premises, permitted or otherwise, and apply the net rent collected to the Rent payable hereunder, but no such collection shall be deemed to be a waiver of this Paragraph 21, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of the obligations of Tenant under this Lease or any guarantor of this Lease of any liability under its guaranty. Any assignment or subletting which conflicts with the provisions hereof shall be void.

22.                               AUTHORITY

Landlord represents and warrants that it has full right and authority to enter into this Lease and to perform all of Landlord’s obligations hereunder and that all persons signing this Lease on its behalf are authorized to do. Tenant represents and warrants that Tenant has full right and authority and the person or persons, if any, signing on behalf of Tenant, jointly and severally represent and warrant that Tenant has full right and authority to enter into this Lease, and to perform all of Tenant’s obligations hereunder, and that all persons signing this Lease on its behalf are authorized to do so.

23.                               CONDEMNATION

A.                                    Condemnation Resulting in Termination.  If the whole or any substantial part of the Premises Building or Project should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted Use of the Premises, either party shall have the right to terminate this Lease at its option. If any material portion of the Building or Project is taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, Landlord may terminate this Lease at its option. In either of such events, the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall have occurred.

B.                                    Condemnation Not Resulting in Termination.  If a portion of the Project of which the Premises are a part should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking prevents or materially interferes with the Permitted Use of the Premises, and this Lease is not terminated as provided in Paragraph 23.A above, the Rent payable hereunder during the unexpired portion of this Lease shall be reduced, beginning on the date when the physical taking shall have occurred, to such amount as may be fair and reasonable under all of the circumstances, but only after giving Landlord credit for all sums received or to be received by Tenant by the condemning authority. Notwithstanding anything to the contrary contained in this Paragraph, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the Term, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Term; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the Term. If the taking or appropriation is anticipated to last for one hundred eighty (180) days or longer, then such taking or appropriation shall not be deemed temporary and the other provisions of this Section 23 shall apply.

C.                                    Award.  Landlord shall be entitled to (and Tenant shall assign to Landlord) any and all payment, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for any sums paid by virtue of such proceedings, whether or not attributable to the value of any unexpired portion of this Lease, except as expressly provided in this Lease.  Notwithstanding the foregoing, any compensation specifically and separately awarded Tenant for Tenant’s personal property and moving costs Tenant’s loss of good will or other damage to Tenant’s business, shall be and remain the property of Tenant.

D.                                    Waiver of CCP§1265.130.  Each party waives the provisions of California Civil Code Procedure Section 1265.130 allowing either party to petition the superior court to terminate this Lease as a result of a partial taking.

24.                               CASUALTY DAMAGE

A.                                    General.  If the Premises or Building should be damaged or destroyed by fire, tornado, or other casualty (collectively, “Casualty”),Tenant shall give immediate written notice thereof to Landlord. Within thirty (30) days after Landlord’s receipt of such notice, Landlord shall notify Tenant whether in Landlord’s reasonable estimation of the Premises can reasonably be restored to at least substantially the condition that existed prior to the Casualty within one hundred eighty (180) days from the date of such notice and receipt of required permits for such restoration. Landlord’s determination shall be binding on Tenant.

B.                                    Within 180 Days.  If the Premises or Building should be damaged by Casualty to such extent that restoration of the Premises to be at least substantially the condition that existed prior to the Casualty can in Landlord’s estimation be reasonably completed within one hundred eighty (180) days after the date of such notice and receipt of required permits for such restoration, this Lease shall not terminate. Provided that insurance proceeds are received by Landlord to fully repair the damage, Landlord shall proceed to rebuild and repair the Premises diligently to at least substantially its condition immediately prior to such Casualty and in the manner determined by Landlord, except that Landlord shall not be required to rebuild, repair or replace any part of any Alterations which may have been placed on or about the Premises or paid for by Tenant unless Landlord receives insurance proceeds specifically therefor.  If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, but only to the extent of rental abatement insurance proceeds received by Landlord during the time and to the extent the Premises are unfit for occupancy.

C.                                    Greater than 180 Days.  If the Premises or Building should be damaged by Casualty to such extent that rebuilding or repairs cannot in Landlord’s estimation be reasonably completed within one hundred eighty (180) days after receipt of required permits for rebuilding or repair, and such damage materially and adversely interferes with the conduct of Tenant’s business in the Premises, then either party shall have the right to cancel this Lease by giving the other party written notice within [ten (10)] days from the date of Landlord’s notice that material restoration of the Premises cannot be made within such one hundred eighty (180) day period or notice that Landlord has elected not to rebuild or repair the Premises.  Said cancellation shall be effective [thirty (30)] days from the first day that either party gives its notice to cancel.  If either party elects to so cancel this Lease, Landlord shall proceed to rebuild and repair the Premises diligently and in the manner determined by Landlord, except  that Landlord shall not be required to rebuild, repair or replace any part of any Alterations which may have been placed on or about the Premises by Tenant.  If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, but only to the extent of rent abatement proceeds received by Landlord during the time and to the extent the Premises are unfit for occupancy.

D.                                    Tenant’s Fault.  Notwithstanding anything herein to the contrary, if the Premises or any other portion of the Building are damaged by Casualty resulting from the fault, negligence, or breach of this Lease by Tenant or any of Tenant’s Parties, Base Rent and Additional Rent shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds.

E.                                      Insurance Proceeds.  Notwithstanding anything herein to the contrary, if the Premises or Building are damaged or destroyed and are not fully covered by the insurance proceeds received by Landlord or if the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then in either case Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to

Landlord that said damage or destruction is not fully covered by insurance or such requirement is made by any such holder, as the case may be, whereupon this Lease shall terminate.

F.                                      Waiver.  This Paragraph 24 shall be Tenant’s sole and exclusive remedy in the event of damage or destruction to the Premises or the Building. As a material inducement to Landlord entering into this Lease, Tenant hereby waives any rights it may have under Sections 1932, 1933(4), 1941 or 1942 of the Civil Code of California with respect to any destruction of the Premises, Landlord’s obligation for tenantability of the Premises and Tenant’s right to make repairs and deduct the expenses of such repairs, or under any similar law, statute or ordinance now or hereafter in effect.

G.                                    Tenant’s Personal Property.  In the event of any damage or destruction of the Premises or the Building, under no circumstances shall Landlord be required to repair any injury or damage to, or make any repairs to or replacements of, Tenant’s personal property unless caused by the gross negligence or willful misconduct of Landlord.

H.                                    Damage Near End of Term.  Landlord and Tenant shall each have the right to terminate this Lease if there is a casualty affecting the Premises or the Building and Tenant is unable to and does not use the Premises as a result of such casualty, occurs during the last twelve (12) months of the term of this Lease where Landlord reasonably estimates that the repair or restoration of such casualty cannot be completed within ninety (90) days after the date of such casualty.  Landlord and Tenant shall each have the right to terminate this Lease if the Casualty affecting the Premises or the Building and Tenant is unable to and does not use the Premises as a result of such casualty, occurs during the last six months of the term of this Lease where Landlord reasonably estimates that the repair of restoration of such casualty cannot be completed within (60) days after the date of such casualty.

25.                               HOLDING OVER

Unless Landlord expressly consents in writing to Tenant’s holding over, Tenant shall be unlawfully and illegally in possession of the Premises, whether or not Landlord accepts any rent from Tenant or any other person while Tenant remains in possession of the Premises without Landlord’s written consent. If Tenant shall retain possession of the Premises or any portion thereof without Landlord’s consent following the expiration of this Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention one hundred twenty five percent (125%) of daily rental as of the last month prior to the date expiration or earlier termination for the first thirty (30) days, two hundred percent (200%) of daily rental as of the last month prior to the date of expiration or earlier termination for the next thirty (30) days and then triple the amount of daily rental as of the last month prior to the date of expiration or earlier termination. Tenant shall also indemnify, defend, protect and hold Landlord harmless from any loss, liability or cost, including consequential and incidental damages and reasonable attorneys’ fees, incurred by Landlord resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by the succeeding tenant founded on such delay. Acceptance of Rent by Landlord following expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, shall not constitute a renewal of this Lease, and nothing contained in this Paragraph 25 shall waive Landlord’s right of reentry or any other right. Additionally, if upon expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant’s sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this Paragraph 25 shall apply. The provisions of this Paragraph 25 shall survive any expiration or earlier termination of this Lease.

26.                               DEFAULT BY TENANT

A.                                    Events of Default.  The occurrence of any of the following shall constitute an event of default on the part of Tenant:

(1)                                 Abandonment.  Abandonment or vacation of the Premises for a continuous period in excess of five (5) consecutive days. Tenant waives any right to notice Tenant may have under Section 1951.3 of the Civil Code of the State of California, the terms of this Paragraph 26.A being deemed such notice to Tenant as required by said Section 1951.3.

(2)                                 Nonpayment of Rent.  Failure to pay any installment of Rent or any other amount due and payable hereunder within five (5) business days after written notice thereof from Landlord of the date when said payment is due, as to which time is of the essence.

(3)                                 Other Obligations.  Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this Paragraph 26.A, and in Paragraphs 8, 16, 18 and 25, such failure continuing for thirty (30) days after written notice of such failure, as to which time is of the essence.

(4)                                 General Assignment.  A general assignment by Tenant for the benefit of creditors.

(5)                                 Bankruptcy.  The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for a period of forty five (45) days.  If under applicable law, the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligations under this Lease.

(6)                                 Receivership.  The employment of a receiver to take possession of substantially all of Tenant’s assets or Tenant’s leasehold of the Premises, if such appointment remains undismissed or undischarged for a period of thirty (30) days after the order therefor.

(7)                                 Attachment.  The attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or Tenant’s leasehold of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof.

(8)                                 Insolvency.  The admission by Tenant in writing of its inability to pay its debts as they become due.

B.                                    Remedies Upon Default.

(1)                                 Termination.  In the event of the occurrence of any event of default, Landlord shall have the right to give a written termination notice to Tenant, and on the date specified in such notice, Tenant’s right to possession shall terminate, and this Lease shall terminate unless on or before such date all Rent in arrears and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other events of default of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of Landlord. At any time after such termination, Landlord may recover possession of the

Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, including any subtenant or subtenants notwithstanding Landlord’s consent to any sublease, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by any reason of Tenant’s default or of such termination. Landlord hereby reserves the right, but shall not have the obligation, to recognize the continued possession of any subtenant. The delivery or surrender to Landlord by or on behalf of Tenant of keys, entry codes, or other means to bypass security at the Premises shall not terminate this Lease.

(2)                                 Continuation After Default.  Even though an event of default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession under Paragraph 26.B(1) hereof. Landlord shall have the remedy described in California Civil Code Section 1951.4 (“Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations”), or any successor code section.  Accordingly, if Landlord does not elect to terminate this Lease on account of any event of default by Tenant, Landlord may enforce all of Landlord’s rights and remedies under this Lease, including the right to recover Rent as it becomes due.  Acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver under application of Landlord to protect Landlord’s interest under this Lease or other entry by Landlord upon the Premises shall not constitute an election to terminate Tenant’s right to possession.

(3)                                 Increased Security Deposit.  If Tenant is in default under Paragraph 26.A(2) hereof and such default remains uncured for ten (10) days after such occurrence and such default occurs more than three times in any twelve (12) month period, Landlord may require that Tenant increase the Security Deposit to the amount of three times the current month’s Rent at the time of the most recent default.

C.                                    Damages After Default.  Should Landlord terminate this Lease pursuant to the provisions of Paragraph 26.B(1) hereof, Landlord shall have the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law or at equity, Landlord shall be entitled to recover from Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination, (2) the worth at the time of award of the amount by which the unpaid Rent and other amounts that would have been earned after the date of termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (3) the worth at the time of award of the amount by which the unpaid Rent and other amounts for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and (4) any other amount and court costs necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom.  The “worth at the time of award” as used in (1) and (2) above shall be computed at the Applicable Interest Rate (defined below). The “worth at the time of award” as used in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). If this Lease provides for any periods during the Term during which Tenant is not required to pay Base Rent or if Tenant otherwise receives a Rent concession, then upon the occurrence of an event of default, Tenant shall owe to Landlord the full amount of such Base Rent or value of such Rent concession, plus interest at the Applicable Interest Rate, calculated from the date that such Base Rent or Rent concession would have been payable.

D.                                    Late Charge.  In addition to its other remedies, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid and received by Landlord on or before the fifth day of each calendar month, an amount equal to five percent (5%) of the delinquent amount, or $150.00, whichever amount is greater, for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord’s damage by virtue of such delinquencies would be extremely difficult and impracticable to compute and the amount stated herein represents a reasonable estimate thereof. Any waiver by Landlord of any late charges or failure to claim the same shall not constitute a waiver of other late charges or any other remedies available to Landlord.

E.                                      Interest.  Interest shall accrue on all sums not paid when due hereunder at the lesser of eighteen percent (18%) per annum or the maximum interest rate allowed by law (“Applicable Interest Rate”) from the due date until paid.

F.                                      Remedies Cumulative.  All rights, privileges and elections or remedies of the parties are cumulative and not alternative, to the extent permitted by law and except as otherwise provided herein.

G.                                    Replacement of Statutory Notice Requirements.  When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notice required by California Code of Civil Procedure Section 1161 or any similar or successor statute.  When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by this Paragraph 26 shall replace and satisfy the statutory service-of-notice procedures, including those required by California Code of Civil Procedure Section 1162 or any similar or successor statute.

27.                               LIENS

Tenant shall at all times keep the Premises and the Project free from liens arising out of or related to work or services performed, materials or supplies furnished or obligations incurred by or on behalf of Tenant or in connection with work made, suffered or done by or on behalf of Tenant in or on the Premises or Project.  If Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefor shall be payable to Landlord by Tenant on demand with interest at the Applicable Interest Rate as Additional Rent. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Project and any other party having an interest therein, from mechanics’ and materialmen’s liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Premises or Project which could lawfully give rise to a claim for mechanics’ or materialmen’s liens to permit Landlord to post and record a timely notice of non-responsibility, as Landlord may elect to proceed or as the law may from time to time provide, for which purpose, if Landlord shall so determine, Landlord may enter the Premises. Tenant shall not remove any such notice posted by Landlord without Landlord’s consent, and in any event not before completion of the work which could lawfully give rise to a claim for mechanics’ or materialmen’s liens.

28.                               SUBSTITUTION

29.                               TRANSFERS BY LANDLORD

In the event of a sale or conveyance by Landlord of the Building or a foreclosure by any creditor of Landlord, the same shall operate to release Landlord from any liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, to the extent required to be performed after the passing of title to Landlord’s successor-in-interest. In such event, Tenant agrees to look solely to the responsibility of the successor-in-interest of Landlord under this Lease with respect to the performance of the covenants and duties of “Landlord” to be performed after the passing of title to Landlord’s successor-in-interest. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. Landlord’s successor(s)-in-interest shall not have liability to Tenant with respect to the failure to perform any of the obligations of “Landlord,” to the extent required to be performed prior to the date such successor(s)-in-interest became the owner of the Building.

30.                               RIGHT OF LANDLORD TO PERFORM TENANT’S COVENANTS

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Base Rent, required to be paid by Tenant hereunder or shall fail to perform any other act on Tenant’s part to be performed hereunder, including Tenant’s obligations under Paragraph 11 hereof, and such failure shall continue for thirty (30) days after notice thereof by Landlord, in addition to the other rights and remedies of Landlord, Landlord may make any such payment and perform any such act on Tenant’s part. Notwithstanding the foregoing, if the nature of Tenant’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not have the right to perform Tenant’s obligations so long as Tenant commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.  In the case of an emergency, no priornotification by Landlord shall be required. Landlord may take such actions without any obligation and without releasing Tenant from any of Tenant’s obligations. All sums so paid by Landlord and all incidental costs incurred by Landlord and interest thereon at the Applicable Interest Rate, from the date of payment by Landlord, shall be paid to Landlord on demand as Additional Rent.

31.                               WAIVER

If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein, or constitute a course of dealing contrary to the expressed terms of this Lease.  The acceptance of Rent by Landlord (including, without limitation, through any “lockbox”) shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or decrease the right of Landlord to insist thereafter upon strict performance by Tenant.  Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord, based upon full knowledge of the circumstances.

32.                               NOTICES

Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to sending, mailing, or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

A.                                    Rent.  All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at Landlord’s Remittance Address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.  Tenant’s obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

B.                                    Other.  All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and either personally delivered, sent by commercial overnight courier, mailed, certified or registered, postage prepaid or sent by facsimile with confirmed receipt (and with an original sent by commercial overnight courier), and in each case addressed to the party to be notified at the Notice Address for such party as specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party.  Notices shall be deemed served upon receipt or refusal to accept delivery.  Tenant appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises.

C.                                    Required Notices.  Tenant shall immediately notify Landlord in writing of any notice of a violation or a potential or alleged violation of any Regulation that relates to the Premises or the Project, or of any inquiry, investigation, enforcement or other action that is instituted or threatened by any governmental or regulatory agency against Tenant or any other occupant of the Premises, or any claim that is instituted or threatened by any third party that relates to the Premises or the Project.

33.                               ATTORNEYS’ FEES

If Landlord places the enforcement of this Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of possession of the Premises in the hands of an attorney, Tenant shall pay to Landlord, upon demand, Landlord’s reasonable attorneys’ fees and court costs, whether incurred without trial, at trial, appeal or review. In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party including reasonable attorneys’ fees, to be fixed by the court, and said costs and attorneys’ fees shall be a part of the judgment in said action.

34.                               SUCCESSORS AND ASSIGNS

This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment is approved by Landlord as provided hereunder, Tenant’s assigns.

35.                               FORCE MAJEURE

If performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes for those items, government actions, civil commotions, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform, performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused. Tenant’s obligation to pay Rent, however, is not excused by this Paragraph 35.

36.                               SURRENDER OF PREMISES

Tenant shall, upon expiration or sooner termination of this Lease, surrender the Premises to Landlord in the same condition as existed on the date Tenant originally took possession thereof, including, but not limited to, all interior walls cleaned, all holes in walls repaired, and all floors cleaned, and free of any Tenant-introduced marking or painting, all to the reasonable satisfaction of Landlord. Tenant shall remove all of its debris from the Project. At or before the time of surrender, Tenant shall comply with the terms of Paragraph 12.A hereof with respect to Alterations to the Premises and all other matters addressed in such Paragraph. If the Premises are not so surrendered at the expiration or sooner termination of this Lease, the provisions of Paragraph 25 hereof shall apply. All keys to the Premises or any part thereof shall be surrendered to Landlord upon expiration or sooner termination of the Term. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating, but nothing contained herein shall be construed as an extension of the Term or as a consent by Landlord to any holding over by Tenant. In the event of Tenant’s failure to give such notice or participate in such joint inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration. Any delay caused by Tenant’s failure to carry out its obligations under this Paragraph 36 beyond the term hereof, shall constitute unlawful and illegal possession of Premises under Paragraph 25 hereof.

37.                               PARKING

So long as Tenant is occupying the Premises, Tenant and Tenant’s Parties shall have the right to use up to the number of parking spaces, if any, specified in the Basic Lease Information on an unreserved, nonexclusive, first come, first served basis, for passenger-size automobiles, in the parking areas in the Project designated from time to time by Landlord for use in common by tenants of the Building. The parking rights granted under this Paragraph 37 are personal to Tenant and are not transferable except upon the express written consent of Landlord.

Tenant may request additional parking spaces from time to time and if Landlord in its sole discretion agrees to make such additional spaces available for use by Tenant, such spaces shall be provided on a month-to-month unreserved and nonexclusive basis (unless otherwise agreed in writing by Landlord), and subject to such parking charges as Landlord shall determine, and shall otherwise be subject to such terms and conditions as Landlord may require.

Tenant shall at all times comply and shall cause all Tenant’s Parties and visitors to comply with all Regulations and any rules and regulations established from time to time by Landlord relating to parking at the Project, including any keycard, sticker or other identification or entrance system, and hours of operation, as applicable.

Landlord shall have no liability for any damage to property or other items located in the parking areas of the Project, nor for any personal injuries or death arising out of the use of parking areas in the Project by Tenant or any Tenant’s Parties. Without limiting the foregoing, if Landlord arranges for the parking areas to be operated by an independent contractor not affiliated with Landlord, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor. In all events, Tenant agrees to look first to its insurance carrier and to require that Tenant’s Parties look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the parking areas.

Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, disabled persons or for other tenants or guests, and Tenant shall not park and shall not allow Tenant’s Parties to park in any such assigned or reserved spaces. Tenant may validate visitor parking by such method as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Landlord also reserves the right to alter, modify, relocate or close all or any portion of the parking areas in order to make repairs or perform maintenance service, or to restripe or renovate the parking areas, or if required by casualty, condemnation, act of God, Regulations or for any other reason deemed reasonable by Landlord.

Tenant shall pay to Landlord (or Landlord’s parking contractor, if so directed in writing by Landlord), as Additional Rent hereunder, the monthly charges established from time to time by Landlord for parking in such parking areas (which shall initially be the charge specified in the Basic Lease Information, as applicable).  Such parking charges shall be payable in advance with Tenant’s payment of Basic Rent. No deductions from the monthly parking charge shall be made for days on which the Tenant does not use any of the parking spaces entitled to be used by Tenant.

38.                               MISCELLANEOUS

A.                                    General.  The term “Tenant” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their respective successors, executors, administrators and permitted assigns, according to the context hereof.

B.                                    Time.  Time is of the essence regarding this Lease and all of its provisions.

C.                                    Choice of Law.  This Lease shall in all respects be governed by the laws of the State of California.

D.                                    Entire Agreement.  This Lease, together with its Exhibits, addenda and attachments and the Basic Lease Information, contains all the agreements of the parties hereto and supersedes any previous negotiations.  There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its Exhibits, addenda and attachments and the Basic Lease Information.

E.                                      Modification.  This Lease may not be modified except by a written instrument signed by the parties hereto. Tenant accepts the area of the Premises as specified in the Basic Lease Information as the approximate area of the Premises for all purposes under this Lease, and acknowledges and agrees that no other definition of the area (rentable, usable or otherwise) of the Premises shall apply. Tenant shall in no event be entitled to a recalculation of the square footage of the Premises, rentable, usable or otherwise, and no recalculation, if made, irrespective of its purpose, shall reduce Tenant’s obligations under this Lease in any manner, including without limitation the amount of Base Rent payable by Tenant or Tenant’s Proportionate Share of the Building and of the Project.

F.                                      Severability.  If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

G.                                    Recordation.  Tenant shall not record this Lease or a short form memorandum hereof.

H.                                    Examination of Lease.  Submission ofthis Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.

I.                                         Accord and Satisfaction.  No payment by Tenant of a lesser amount than the total Rent due nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue other remedies. All offers by or on behalf of Tenant of accord and satisfaction are hereby rejected in advance.

J.                                      Easements.  Landlord may grant casements on the Project and dedicate for public use portions of the Project without Tenant’s consent; provided that no such grant or dedication shall materially interfere with Tenant’s Permitted Use of the Premises. Upon Landlord’s request, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plats necessary to effectuate Tenant’s covenants hereunder.

K.                                    Drafting and Determination Presumption.  The parties acknowledge that this Lease has been agreed to by both the parties, that both Landlord and Tenant have consulted with attorneys with respect to the terms of this Lease and that no presumption shall be created against Landlord because Landlord drafted this Lease. Except as otherwise specifically set forth in this Lease, with respect to any consent, determination or estimation of Landlord required or allowed in this Lease or requested of Landlord, Landlord’s consent, determination or estimation shall be given or made solely by Landlord in Landlord’s good faith opinion, whether or not objectively reasonable. If Landlord fails to respond to any request for its consent within the time period, if any, specified in this Lease, Landlord shall be deemed to have disapproved such request.

L.                                     Exhibits.  The Basic Lease Information, and the Exhibits, addenda and attachments attached hereto are hereby incorporated herein by this reference and made a part of this Lease as though fully set forth herein.

M.                                  No Light, Air or View Easement.  Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.

N.                                    No Third Party Benefit.  This Lease is a contract between Landlord and Tenant and nothing herein is intended to create any third party benefit.

O.                                   Quiet Enjoyment.  Upon payment by Tenant of the Rent, and upon the observance and performance of all of the other covenants, terms and conditions on Tenant’s part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to all of the other terms and conditions of this Lease. Landlord shall not be liable for any hindrance, interruption, interference or disturbance by other tenants or third persons, nor shall Tenant be released from any obligations under this Lease because of such hindrance, interruption, interference or disturbance.

P.                                     Counterparts.  This Lease may be executed in any number of counterparts, each of which shall be deemed an original.

Q.                                   Multiple Parties.  If more than one person or entity is named herein as Tenant, such multiple parties shall have joint and several responsibility to comply with the terms of this Lease.

R.                                    Prorations.  Any Rent or other amounts payable to Landlord by Tenant hereunder for any fractional month shall be prorated based on a month of 30 days. As used herein, the term “fiscal year” shall mean the calendar year or such other fiscal year as Landlord may deem appropriate.

39.                               ADDITIONAL PROVISIONS

A.                                    Signage Rights

Tenant shall be entitled to Building Corner Monument Signage located at the corner of Von Karman Avenue and Martin Street and any additional signage located at the entrance to the parking structure that has been previously granted to Primal by Landlord under separate agreement based on the following conditions:

•                  Tenant is not in default beyond any applicable cure periods

•                  Tenant directly leases and occupies in excess of 13,000 square feet

•                  Tenant shall be responsible for all costs associated with the installation, maintenance and removal of the sign

The location, name, style, color, size, material and method of attachment of such sign shall be subject to the prior written approval of Landlord and must, in addition, comply with all applicable requirements of all governmental authorities and private associations having jurisdictions. Tenant shall be solely responsible, both as to performance and payment therefore, to purchase, install, maintain and repair all of said signage. Upon expiration or earlier termination of this Lease, Tenant shall remove such signs and repair all damage to the building or property of Landlord occasioned thereby. In the event Tenant fails to do so within thirty (30) days after the expiration or earlier termination of this Lease, Landlord may remove such signs and effect such repairs, and the cost thereof shall be additional rent by Tenant pursuant to this Lease payable by Tenant to Landlord upon demand.

All of the signage rights shall be personal to the original Tenant, Primal Solutions, and may not be assigned or sublet to any other party without Landlord’s prior consent (which may be withheld in Landlord’s sole and absolute discretion).

Tenant agrees to furthermore comply with all the terms and conditions set forth by Landlord on Exhibit D attached hereto with respect to the foregoing signage.

40.                               JURY TRIAL WAIVER

EACH PARTY HERETO (WHICH INCLUDES ANY ASSIGNEE, SUCCESSOR HEIR OR PERSONAL REPRESENTATIVE OF A PARTY) SHALL NOT SEEK A JURY TRIAL, HEREBY WAIVES TRIAL BY JURY, AND HEREBY FURTHER WAIVES ANY OBJECTION TO VENUE IN THE COUNTY IN WHICH THE BUILDING IS LOCATED, AND AGREES AND CONSENTS TO PERSONAL JURISDICTION OF THE COURTS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE, WHETHER ANY OF THE FOREGOING IS BASED ON THIS LEASE OR ON TORT LAW. EACH PARTY REPRESENTS THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL CONCERNING THE EFFECT OF THIS PARAGRAPH 40.  THE PROVISIONS OF THIS PARAGRAPH 40 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and the year first above written.

LANDLORD

Spieker Properties, L.P., a California limited partnership

By:	Spieker Properties, Inc., a Maryland corporation, its general partner

By:	/s/ James R.Wodd
James R.Wodd, Jr.
Its: Vice President

Date:	11-1-00

TENANT

Primal Solutions, Inc., a Delaware corporation

By:	/s/ William Salway
William Salway
Its: Chief Executive Officer

Date:	10/30/00

EXHIBIT A

Rules and Regulations

1.               Driveways, sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. The driveways, sidewalks, halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building, the Project and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of such tenant’s business unless such persons are engaged in illegal activities. No tenant, and no employees or invitees of any tenant, shall go upon the roof of any Building, except as authorized by Landlord. No tenant, and no employees or invitees of any tenant shall move any common area furniture without Landlord’s consent.

2.               No sign, placard, banner, picture, name, advertisement or notice, visible from the exterior of the Premises or the Building or the common areas of the Building shall be inscribed, painted, affixed, installed or otherwise displayed by Tenant either on its Premises or any part of the Building or Project without the prior written consent of Landlord in Landlord’s sole and absolute discretion. Landlord shall have the right to remove any such sign, placard, banner, picture, name, advertisement, or notice without notice to and at the expense of Tenant, which were installed or displayed in violation of this rule. If Landlord shall have given such consent to Tenant at any time, whether before or after the execution of Tenant’s Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of the Lease, and shall be deemed to relate only to the particular sign, placard, banner, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, banner, picture, name, advertisement or notice.

All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or vendor approved by Landlord and shall be removed by Tenant at the time of vacancy at Tenant’s expense.

3.               The directory of the Building or Project will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to charge for the use thereof and to exclude any other names therefrom.

4.               No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on the Premises without prior written consent of Landlord. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord’s standard window covering and shall in no way be visible from the exterior of the Building. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent or of a quality, type, design, and bulb color approved by Landlord. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which Landlord considers unsightly from outside Tenant’s Premises.

5.               Landlord reserves the right to exclude from the Building and the Project, between the hours of 6 p.m. and 8 a.m. and at all hours on Saturdays, Sundays and legal holidays, all persons who are not tenants or their accompanied guests in the Building. Each tenant shall be responsible for all persons for whom it allows to enter the Building or the Project and shall be liable to Landlord for all acts of such persons.

Landlord and its agents shall not be liable for damages for any error concerning the admission to, or exclusion from, the Building or the Project of any person.

During the continuance of any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord’s opinion, Landlord reserves the right (but shall not be obligated) to prevent access to the Building and the Project during the continuance of that event by any means it considers appropriate for the safety of tenants and protection of the Building, property in the Building and the Project.

6.               All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness of its Premises. Landlord shall in no way be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to Tenant’s property by the janitor or any other employees or any other person.

7.               Tenant shall see that all doors of its Premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus, coffee pots or other heat-generating devices are entirely shut off before Tenant or its employees leave the Premises, and that all utilities shall likewise be carefully shut off, so as to prevent waste or damage. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or Project or by Landlord for noncompliance with this rule. On multiple-tenancy floors, all tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

8.               Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord. As more specifically provided in Tenant’s lease of the Premises, Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning, and shall refrain from attempting to adjust any controls other than room thermostats installed for Tenant’s use.

9.               Landlord will furnish Tenant free of charge with two keys to each door in the Premises. Landlord may make a reasonable charge for any additional keys, and Tenant shall not make or have made additional keys. Tenant shall not alter any lock or access device or install a new or additional lock or access device or bolt on any door of its Premises, without the prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys for all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

10.         The restrooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused the breakage, stoppage, or damage.

11.         Tenant shall not use or keep in or on the Premises, the Building or the Project any kerosene, gasoline, or inflammable or combustible fluid or material.

12.         Tenant shall not use, keep or permit to be used or kept in its Premises any foul or noxious gas or substance. Tenant shall not allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought or kept in or about the Premises, the Building, or the Project.

13.         No cooking shall be done or permitted by any tenant on the Premises, except that use by the tenant of Underwriters’ Laboratory (UL) approved equipment, refrigerators and microwave ovens may be used in the Premises for the preparation of coffee, tea, hot chocolate and similar beverages, storing and heating food for tenants and their employees shall be permitted. All uses must be in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations and the Lease.

14.         Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on the Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop, beauty parlor, nor shall the Premises be used for any illegal, improper, immoral or objectionable purpose, or any business or activity other than that specifically provided for in such Tenant’s Lease.  Tenant shall not accept hairstyling, barbering, shoeshine, nail, massage or similar services in the Premises or common areas except as authorized by Landlord.

15.         If Tenant requires telegraphic, telephonic, telecommunications, data processing, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions in their installation. The cost of purchasing, installation and maintenance of such services shall be borne solely by Tenant.

16.         Landlord with direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

17.         Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or any other device on the exterior walls or the roof of the Building, without Landlord’s consent.  Tenant shall not interfere with radio or television broadcasting or reception from or in the Building, the Project or elsewhere.

18.         Tenant shall not mark, or drive nails, screws or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s consent. Tenant may install nails and screws in areas of the Premises that have been identified for those purposes to Landlord by Tenant at the time those walls or partitions were installed in the Premises. Tenant shall not lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its Premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

19.         No furniture, freight, equipment, materials, supplies, packages, merchandise or other property will be received in the Building or carried up or down the elevators except between such hours and in such elevators as shall be designated by Landlord.

Tenant shall not place a load upon any floor of its Premises which exceeds the load per square foot which such floor was designed to carry or which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all safes, furniture or other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Building by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of Tenant.

Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.

20.         Tenant may install, maintain and operate upon the Premises vending machines to the employee break areas(s) so long as such vending machines are intended solely for the use of Tenant and Tenant’s Parties.

21.         There shall not be used in any space, or in the public areas of the Project either by Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. Tenants using hand trucks shall be required to use the freight elevator, or such elevator as Landlord shall designate. No other vehicles of any kind shall be brought by Tenant into or kept in or about its Premises.

22.         Each tenant shall store all its trash and garbage within the interior of the Premises. Tenant shall not place in the trash boxes or receptacles any personal trash or any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city, without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes and at such times as Landlord shall designate. If the Building has implemented a building-wide recycling program for tenants, Tenant shall use good faith efforts to participate in said program.

23.         Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building and the Project are prohibited and each tenant shall cooperate to prevent the same. No tenant shall make room-to-room solicitation of business from other tenants in the Building or the Project, without the written consent of Landlord.

24.         Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building and the Project.

25.         Landlord reserves the right to exclude or expel from the Project any person who, in Landlord’s judgment, is under the influence of alcohol or drugs or who commits any act in violation of any of these Rules and Regulations.

26.         Without the prior written consent of Landlord, Tenant shall not use the name of the Building or the Project or any photograph or other likeness of the Building or the Project in connection with, or in promoting or advertising, Tenant’s business except that Tenant may include the Building’s or Project’s name in Tenant’s address.

27.         Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28.         Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

29.         The requirements of Tenant will be attended to only upon appropriate application at the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employees of Landlord will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.

30.         Landlord reserves the right to designate the use of the parking spaces on the Project.  Tenant or Tenant’s guests shall park between designated parking lines only, and shall not occupy two parking spaces with one car. Parking spaces shall be for passenger vehicles only; no boats, trucks, trailers, recreational vehicles or other types of vehicles may be parked in the parking areas (except that trucks may be loaded and unloaded in designated loading areas).  Vehicles in violation of the above shall be subject to tow-away, at vehicle owner’s expense.  Vehicles parked on the Project [ILLEGIBLE] forty eight (48) hourswithout prior written consent of the Landlord shall be deemed abandoned and shall be subject to tow-away at vehicle owner’s expense.  No tenant of the Building shall park in visitor or reserved parking areas.  Any tenant found parking in such designated visitor or reserved parking areas or unauthorized areas shall be subject to tow-away at vehicle owner’s expense.  The parking areas shall not be used to provide car wash, oil changes, detailing, automotive repair or other services unless otherwise approved or furnished by Landlord. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

31.         No smoking of any kind shall be permitted anywhere within the Building, including, without limitation, the Premises and those areas immediately adjacent to the entrances and exits to the Building, or any other area as Landlord elects.  Smoking in the Project is only permitted in smoking areas identified by Landlord, which may be relocated from timeto time.

32.         If the Building furnishes common area conferences rooms for tenant usage, Landlord shall have the right to control each tenant’s usage of the conference rooms, including limiting tenant usage so that the rooms are equally available to all tenants in the Building. Any common area amenities or facilities shall be provided from time to time at Landlord’s discretion.

33.         Tenant shall not swap or exchange building keys or cardkeys with other employees or tenants in the Building or the Project.

34.         Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant’s employees, agents, clients, customers, invitees and guests.

35.         These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Project.

36.         Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed asa waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

37.         Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein stated and any additional rules and regulations which are adopted.

EXHIBIT B

SITE PLAN

FLOOR PLAN

SITE PLAN

FLOOR PLAN

EXHIBIT C

LEASE IMPROVEMENT AGREEMENT

This Lease Improvement Agreement (“Improvement Agreement”) sets forth the terms and conditions relating to construction of the initial tenant improvements described in the Plans to be prepared and approved as provided below (the “Tenant Improvements”) in the Premises. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Lease (the “Lease”) to which this Improvement Agreement is attached and forms a part.

1.                                       Base Building Work. Not Applicable.

2.                                       Plans and Specifications.

2.1.                              Tenant shall retain the services of the space planner/architect of it’s choice and approved by Landlord (the “Space Planner”) to prepare a detailed space plan (the “Space Plan”)-mutually satisfactory to Landlord and Tenant for the construction of the Tenant Improvements in the Premises. Tenant shall approve or disapprove the Space Plan and any proposed revisions thereto in writing within three (3) business days after receipt thereof, which approval shall not be unreasonably withheld.

2.2.                              Based on the approved Space Plan, Tenant shall cause the Space Planner to prepare detailed plans, specifications and working drawings for the construction of the Tenant Improvements (the “Plans”).  Landlord and Tenant shall diligently pursue the preparation of the Plans.  Tenant shall approve or disapprove the Plans and any proposed revisions thereto, including the estimated cost of the Tenant Improvements, in writing within three (3) business days after receipt thereof.  If Tenant fails to approve or disapprove the Space Plan or Plans or any revisions thereto within the time limits specified herein, Tenant shall be deemed to have approved the same.

2.3.                              Notwithstanding Landlord’s preparation, review and approval of the Space Plan and the Plans and any revisions thereto, Landlord shall have no responsibility or liability whatsoever for any errors or omissions contained in the Space Plan or Plans, or to verify dimensions or conditions, or for the quality, design or compliance with applicable Regulation of any improvements described therein or constructed in accordance therewith. Landlord hereby assigns to Tenant all warranties and guarantees by the Space Planner or the contractor who constructs the Tenant Improvements relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the design or construction of, the Tenant Improvements.

3.                                       Specifications for Standard Tenant Improvements.

3.1.                              Specifications and quantities of standard building components which will comprise and be used in the construction of the Tenant Improvements (“Standards”) are set forth in Schedule 2 to this Exhibit C. As used herein, “Standards” or “Building Standards” shall mean the standards for aparticular item selected from time to time by Landlord for the Building, including those set forth on Schedule 2 of this Exhibit C, or such other standards of equal or better quality as may be mutually agreed between Landlord and Tenant in writing.

3.2.                              No deviations from the Standards are permitted without Landlord prior written consent.

4.                                       Tenant Improvement Cost.

4.1.                              The cost of the Tenant Improvements beyond the Tenant Improvement Allowance shall be paid for by Tenant, including, without limitation, the cost of: Standards; space plans and studies; architectural and engineering fees; permits, approvals and other governmental fees; labor, material, equipment and supplies; construction fees and other amounts payable to contractors or subcontractors; taxes; off-site improvements; remediation and preparation of the Premises for construction of the Tenant Improvements; taxes; filing and recording fees; premiums for insurance and bonds; attorneys’ fees; financing costs; and all other costs expended or to be expended in the construction of the Tenant Improvements, including those costs incurred for construction of elements of the Tenant Improvements in the Premises, which construction was performed by Landlord prior to the execution of the Lease or for materials comprising the Tenant Improvements which were purchased by Landlord prior to the execution of the Lease; and an administration fee of [ILLEGIBLE] of the total cost of the Tenant Improvements.

4.2.                              Provided Tenant is not in default under the Lease, including this Improvement Agreement, Landlord shall contribute a one-time tenant improvement allowance not to exceed $7.50 per square foot of premises (“Tenant Improvement Allowance”) to be credited by Landlord toward the cost of the initial Tenant Improvements, such Landlord approved Tenant Improvement must be completed during the 2001 calendar year.  If the cost of the Tenant Improvements exceeds the Tenant Improvement Allowance, Tenant shall pay Landlord such excess cost within three (3) business days after Landlord’s notice to Tenant of such excess cost. No credit shall be given to Tenant if the cost of the Tenant Improvements is less than the Tenant Improvement Allowance.

4.3.                              If the cost of the Tenant Improvements increases beyond the Tenant Improvement Allowance after the Tenant’s approval of the Plans due to the requirements of any governmental agency or applicable Regulation or any other reason, Tenant shall pay Landlord the amount of such increase within three (3) business days after notice from Landlord of such increase.

4.4.                              If Tenant requests any change(s) in the Plans after approval of the estimate of the cost of the Tenant Improvements and any such requested changes are approved by Landlord in writing in Landlord’s sole discretion, Landlord shall advise Tenant promptly of any cost increases and/or delays such approved change(s) will cause in the construction of the Tenant Improvements.  Tenant shall approve or disapprove any or all such change(s) within three (3) business days after notice from Landlord of such cost increases and/or delays.  To the extent Tenant disapproves any such cost increase and/or delay attributable thereto, Landlord shall have the right, in its sole discretion, to disapprove Tenant’s request for any changes to the approved Plans. If the cost of the Tenant Improvements beyond the Tenant Improvement Allowance increases due to any changes in the Plan(s) requested by Tenant, Tenant shall pay Landlord the amount of such increase within three (3) business days after notice from Landlord of such increase and Tenant’s approval thereof in accordance with this Paragraph 4.4.

5.                                       Construction of Tenant Improvements.

5.1.                              Upon Tenant’s approval of the Plans including the estimate of the cost of the Tenant Improvements and Landlord’s receipt of payment of any such estimated cost exceeding the amount of the Tenant Improvement Allowance, Landlord shall cause its contractor to proceed to secure a building permit and commence construction of the Tenant Improvements provided that Tenant shall cooperate with Landlord in executing permit applications and performing other actions reasonably necessary to enable Landlord to obtain any required permits or certificates of occupancy; and provided further that the Building has in Landlord’s discretion reached the stage of construction where it is appropriate to commence construction of the Tenant Improvements in the Premises.

5.2.                              Without limiting the provisions of Paragraph 35 of the Lease, Landlord shall not be liable for any direct or indirect damages suffered by Tenant as a result of delays in construction beyond Landlord’s reasonable control, including, but not limited to, delays due to strikes or unavailability of materials or labor, or delays caused by Tenant (including delays by the Space Planner, the contractor or anyone else performing services on behalf of Landlord or Tenant).

5.3.                              If any work is to be performed on the Premises by Tenant or Tenant’s contractor or agents:

(a)          Such work shall proceed upon Landlord’s written approval of Tenant’s contractor, public liability and property damage insurance carried by Tenant’s contractor, and detailed plans and specifications for such work, shall be at Tenant’s sole cost and expense and shall further be subject to the provisions of Paragraphs 12 and 27 of the Lease.

(b)         All work shall be done in conformity with a valid building permit when required, a copy of which shall be furnished to Landlord before such work is commenced, and in any case, all such work shall be performed in accordance with all applicable Regulations.  Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant’s failure to comply with all applicable Regulations.

(c)          If required by Landlord or any lender of Landlord, all work by Tenant or Tenant’s contractor or agents shall be done with union labor in accordance with all union labor agreements applicable to the trades being employed.

(d)         All work by Tenant or Tenant’s contractor or agents shall be scheduled through Landlord.

(e)          Tenant or Tenant’s contractor or agents shall arrange for necessary utility, hoisting and elevator service with Landlord’s conductor and shall pay such reasonable charges for such services as may be charged by Tenant’s or Landlord’s contractor.

(f)            Tenant’s entry to the Premises for any purpose, including, without limitation, inspection or performance of Tenant construction by Tenant’s agents, prior to the date Tenant’s obligation to pay rent commences shall be subject to all the terms and conditions of the Lease except the payment of Rent. Tenant’s entry shall mean entry by Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors.

(g)         Tenant shall promptly reimburse Landlord upon demand for any reasonable expense actually incurred by the Landlord by reason of faulty work done by Tenant or its contractors or by reason of any delays caused by such work, or by reason of inadequate clean-up.

6.                                       Completion and Rental Commencement Date.

6.1.                              Tenant’s obligation to pay Rent under the Lease shall commence on the applicable date described in Paragraph 2 of the Lease. However:

6.2.                              Promptly after substantial completion of the Tenant Improvements, Landlord shall give notice to Tenant and Tenant shall conduct an inspection of the Premises with a representative of Landlord and develop with such representative of Landlord a punchlist of items of the Tenant Improvements that are not complete or that require corrections. Upon receipt of such punchlist, Landlord shall proceed diligently to remedy such items at Landlord’s cost and expense provided such items are part of the Tenant Improvements to be constructed by Landlord hereunder and are otherwise consistent with Landlord’s obligations under this Improvement Agreement and provided Tenant has fully paid Landlord for the cost of the Tenant Improvements exceeding the Tenant Improvement Allowance (with any dispute between Landlord and Tenant pertaining thereto to be resolved by the Space Planner or Landlord’s general contractor). Substantial completion shall not be delayed notwithstanding delivery of any such punchlist.

6.3.                              A default under this Improvement Agreement shall constitute a default under the Lease, and the parties shall be entitled to all rights and remedies under the Lease in the event of a default hereunder by the other party (notwithstanding that the Term thereof has not commenced).

6.4.                              Without limiting the “as-is” provisions of the Lease, except for the Tenant Improvements, if any, to be constructed by Landlord pursuant to this Improvement Agreement, Tenant accepts the Premises in its “as-is” condition and acknowledges that it has had an opportunity to inspect the Premises prior to signing the Lease.

SCHEDULE 1

TO EXHIBIT C

BUILDING STANDARDS

The following constitutes the Building Standard tenant improvements (“Standards”) for the building located at 18881Von Karman Avenue in Irvine, California in the quantities specified:

I.                                         PARTITIONS:

Demising Partitions:

1.1                                 3 5/8” – 256A gauge metal studs – 24” on center.

1.2                                 5/8” drywall one layer each side of studs. Height from floor slab to underside of structure above. Partition taped smooth to receive paint or wall covering. Seismic bracing per code.

1.3                                 Ball insulation in cavity (RII)

Interior Partition:

1.1                                 3 5/8” – 25 gauge metal studs – 24” on center.

1.2                                 5/8” drywall one layer each side of studs. Height from floor slab to ceiling grid + 8.5”. Partition taped smooth to receive paint. Seismic bracing per code. Attach to ceiling with 1/4” tee bolt as required.

1.3                                 Western integrated extended aluminum top track, bronze finish.

1.4                                 Sound insulation over top of wall.

II.                                   DOOR ASSEMBLIES:

Corridor Door Assembly – Tenant

1.1                                 Door – 3’0” x 8’0”, 20 minute label, stain grade mahogany faced veneer solid core.

1.2                                 Frame – 3’0” x 8’0” Western Integrated extruded aluminum, 20 minute rated ICI whisper white 939 with snap-in section @ head – 1 each.

1.3                                 Hardware – Schlage Rhodes L9453 F20 I/L73 trim, hinges 2 PR Hager 1279 w/ 625 finish, lever, latch, strike, floor stop and closer, 625 finish.

1.4                                 Finish – stain and lacquer.

Interior Door – Assembly

1.1                                 Door – 3’0” x 8’0” solid core stain grade mahogany faced veneer.

1.2                                 Frame – 3’0” x8’0” Western Integrated extruded aluminum with snap-in section at head- 1 each.

1.3                                 Hardware – Schlage Rhodes L9010 F01 w/ L73 trim, hinges 2PR Hager 1279 w/ 625 finish, level, strike, latch and floor stop, 625 finish.

1.4                                 Finish – Stain and lacquer.

III.                                 ACOUSTICAL CEILINGS:

1.1                                 2’ x 2’ Donn Fine Line Medium Duty, ceiling grid 8’-5” A.F.F. wire suspension per code.

1.2                                 2’ x 2’ Armstrong use Acoustone 708 white glacier tile pattern with factory Tengual edge with 5/16” shoulder flush with face of grid.

1.3                                 Hanger Rods.

2’ x 4’ Fluorescent Light Fixture:

1.1                                 5 1/4”Recessed 2’x 4’ fluorescent fixture 3” deep 18 cell parabolic louver double door. Fixture uses Sylvania lamps (3) F40 CW/RS/TI2.

1.2                                 Night light same as type as 1.1 except has (I) 2 lamp ballast.

1.3                                 5 1/4” deep 2’ x 2’ fluorescent fixture with 3” deep cell parabolic louver. Fixture uses Sylvania lamps (2) F40CW/RS/T12.

1.4                                 Recessed 2’ x 4’ fluorescent fixture with 3” deep 9 cell parabolic louver. Boxed with fire rated enclosure (1 1/2” minimum air space all around the fixture and above the fixture housing).

1.5                                 Exit sign white finish with red letters.

Down Lights and wall Washers for 120 volt units:

1.1                                 Fluorescent down light with Specular clear, or matte white reflector, Lightolier #1102DH I/1113. Fixture uses (2) 13 watt quad tube lamps.

1.2                                 Fluorescent wall washer with white reflector, Lightolier #1102DHI/1185. Fixture uses (2) 13 watt quad tube lamps.

Down Lights and wall Washers for 277 volt units:

1.1                                 Fluorescent down light with Specularclear, or matte white reflector, Lightolier #1102DH2/1113. Fixture uses (2) 13 watt quad tube lamps.

1.2                                 Fluorescent wall washer with white reflector, Lightolier #1102DH2/1185. Fixture uses (2) 13 watt quad tube lamps.

Data Wall Outlet:

1.1                                 Single gang box in wall – mounted vertically.  3/4” metal conduit up to plenum and stubbed out.

1.2                                 Cable and cover plate by tenant’s installer.

IV.                                 HVAC:

Heating and Air Conditioning Distribution:  Design and engineering of system by Landlord’s licensed mechanical contractor in accordance with Title XXIV requirements.

1.1.                              Consist of approx. 20 water source heat pumps controlled via time clock for each floor; Paragon EC74/50S.

1.2.                              Units are Manufactured by McQuay, EnerCon, or Liebert; Ranging from 3/4 to 3 tons in size mounted horizontally in the Plenum.

1.3.                              Water source heat pumps are 277v, 1, w/filters connected to the water loop riser piping with circuit setters, flow switches, and copper condensate drain lines.

1.4.                              Installations consists of electrical control panel interface wiring and relays supporting after hours usage. Manual override timers allow operation of the system during off-hours.

1.5.                              Perimeter and interior zones can be manually adjusted and the temperatures can be reset by whoever has access to these thermostats (Operates in conjunction with Paragon system): Honeywell #T874.

1.6.                              Distribution ductwork conforms to NFPA 90A, air conditioning and ventilating systems. All supply diffusers (4-way) and return grilles are similar through out the building.

1.7.                              Units installed for above standard 24 hour air conditions are water source heat pumps or Liebert devices.

V.                                     PLUMBING:

1.1                                 Insta Hot – Chronomite S-90-1, 277V single phase, 9KW.

1.2                                 Hot water heater – Lochinvar #EJW-020-G, 277V, single phase, 2.5KW.

1.3                                 Sink – Jost #DBW-2133-A-GR, 18 gauge stainless steel, self rimming, 17 gauge tubular brass P-trap.

D.                                    Faucct – Moen #7305, angle stope and supplied.

VI.                                 FIRE SPRINKLERS:

A.                                   Fully-recessed heat with chrome finish with chrome escutcheon cover plate.

VII.                             FIRE LIFE SAFETY (PLANS PREPARED BY BUILDING ELECTRICAL ENGINEER):

A.                                   Ceiling mounted recessed edge-lit illuminated exit signs Lithonia #F2RP-1-RW-277V (single face).

B.                                     Fire sprinkler main.

1.1                                 Visual Strobe – Edwards / 202 series, #7125-1388:208

1.2                                 Life Safety Speaker – Wheelock / E-90-W, #7320-0785:134

1.3                                 Smoke Detector –System Sensor / 2451 (TII), #7272-1209:131

1.4                                 Smoke Detector Base – System Sensor / B401B, #7300-1209:128

1.5                                 Smoke Detector Base – System Sensor / B406B, #7300-1209:128

1.6                                 Magnetic Door Holder – Edwards / 1504-AQ, #3550-1388:100

VIII.                         WINDOW COVERINGS:

A.                                   4” vertical blinds eggshell satin (vinyl)

IX.                                FLOOR COVERING:

A.                                   Carpet – Design weave – Tempest Classic 32% over 5/16 Nova pad. 32 oz. office, 42 oz. Common areas.

B.                                     V.C.T. – Armstrong, standard Exce?on, 12 x 12.

X.                                    RUBBER BASE:

A.                                   Sectioned (non-rolled) 4” straight (over carpet) or covered over V.C.T. by Burke or equal.

XI.                                PAINTING:

A.                                   Frazee two coats flat interior latex paint.

B.                                     Painting completed during non-business hours.

Note: the above “Building Standards” are outlined for conformity purposes only and are not provided by Landlord. In addition, Landlord reserves the right to revise these “Building Standards” at any time.

EXHIBIT D

Tenant’s Exterior Signage

1.                                       In addition to any conditions or requirements set forth in the Lease, Tenant shall not install the Tenant Exterior Signage or thereafter replace or make alterations to Tenant’s Exterior Signage, until:  (a) Landlord has approved in writing the sign planner, engineer and installation company and professionally prepared sign plans submitted by Tenant showing the design, size, content, color, illumination and quality of materials and placement of the sign and all required engineering, and (b) Tenant has obtained and submitted to Landlord evidence of the insurance required hereunder and any permits or approvals required by law. The original installation work for the Building Signage shall be performed in a manner so as to avoid damage to the Building or unreasonable interference with the operation of the Building or any of its occupants. Without limiting the generality of the foregoing, Landlord shall have the right to reasonably approve all staging and other construction procedures.  All installation or other work hereunder shall be performed in a good and workmanlike manner, in accordance with all governmental requirements, and at Tenant’s sole cost and expense.  If Tenant is required to remove any glass or other material from the Building, Tenant will obtain Landlord’s prior written consent to such removal (unless such removal is shown on the plans previously approved by Landlord) and shall store all such material with appropriate care and replace it when Tenant’s Exterior Signage is removed. If the window washing equipment for the Building or any other Building equipment requires modification to accommodate installation or repair of Tenant’s Exterior Signage, Tenant shall perform such modification at its sole cost and expense, subject to Landlord’s approval of the nature and scope of such modification.

2.                                       Once installation of any of Tenant’s Exterior Signage hereunder has commenced, it shall be completed as soon as possible, and (subject to force majeure delays and delays caused by Landlord) in no event later than two (2) months thereafter.

3.                                       In the event Tenant elects to illuminate the Building Sign, any illumination shall be at Tenant’s sole cost and expense, based on separate meters (to be installed at Tenant’s sole cost and expense), and Tenant shall pay any meter-reading charges in connection therewith.  Illumination shall be subject to government conservation requirements or guidelines and utility service interruption.

4.                                       Tenant shall maintain Tenant’s Exterior Signage in good, slightly and first-class appearance, condition and repair, and so as not to detract form the appearance of the Project.  Landlord shall have the right to approve the maintenance personnel.  If Tenant shall fail to maintain, repair, or illuminate Tenant’s Exterior Signage in the condition required hereunder within seven (7) days after written notice by Landlord, Landlord may so repair, maintain and illuminate Tenant’s Exterior Signage, at Tenant’s sole cost and expense (which Tenant shall pay to Landlord as additional rent when billed by Landlord), without limiting Landlord’s other rights and remedies.

5.                                       Landlord shall permit Tenant reasonable access to the Building areas for the purposes permitted hereunder, upon reasonable advance notice (except in cases of emergency, in which case only such notice as is feasible under the circumstances shall be given) scheduling through Landlord’s management and security personnel. Access after normal business hours may be granted or required by Landlord in its reasonable discretion, and for such reasonable charges as Landlord shall impose to cover any out-of-pocket costs incurred by Landlord in connection therewith.

6.                                       Landlord does not represent or warrant that installation of Tenant’s Exterior Signage hereunder will comply with any applicable federal, state, country or local law or ordinances or the regulations of any of their agencies or any quasi-governmental requirements or any other applicable agreements; however, Landlord has no actual knowledge (with no duty to investigate) that Tenant’s Exterior Signage will violate any such laws, ordinances, regulations or other agreements. Landlord shall use its best efforts (without the expenditure of any money unless paid by Tenant in advance of the required expenditure) to assist Tenant in obtaining such approvals.  Tenant shall at all times comply with any applicable laws, ordinances, regulations and requirements pertaining to Tenant’s Exterior Signage.

7.                                       Except to the extent arising out of the negligence or intentional acts of Landlord, its agents or employees, Tenant shall defend, indemnify and hold Landlord harmless from and against any and all loss, cost, claim, damage, liability or expense which Landlord may incur as a direct or indirect result of Tenant’s Exterior Signage or Tenant’s installation, maintenance or other activities in connection therewith including but not limited to Tenant’s use of Landlord’s scaffolding or other equipment, and including but not limited to attorneys’ fees, whether or not any legal action is instituted. This indemnity obligation shall include Landlord’s partners, officers, directors, employees, trustees, beneficiaries, affiliated in connection therewith, including, but not limited to Tenant’s use of the roof or scaffolding or other equipment, in the amount of at least $3,000,000 combined single limit per occurrence with a responsible insurance company reasonably satisfactory to Landlord having a rating of not less than A-X Best’s Insurance Guide and licensed to do business in the State of California, which policy shall include a contractual liability endorsement and shall include Landlord and the other Indemnities (as defined above) as additional insured.  Tenant shall provide a certificate of such insurance to Landlord prior to commencing the installation work for Tenant’s Exterior Signage, and such insurance policy shall not be cancelable without at least fifteen (15) days written notice to Landlord. Except to the extent arising out of the negligence or intentional acts of loss or damage thereto from any cause whatsoever. Tenant, on behalf of its insurers, hereby waives any rights of subrogation against Landlord (or the “Indemnities” defined above).

8.                                       Tenant shall have the right to continue the use of its monument sign during the term of this Lease.  Any modification to Tenant’s current monument sign shall be at Tenant’s sole cost and expense and modifications must be approved by Landlord in writing and shall be subject to all applicable conditions and requirements of this Exhibit D.

EXHIBIT B

Sublandlord’s Property

Kitchen:

1 First aid box

1 Sears Galaxy refrigerator s/n: BA12004697

1 metal chair (red/black)

Security room:

1 NexSentry 4100 series controller and Micro 16/8

Cubes outside kitchen:

6 cubes with table tops

8 under desk file cabinets

2 desk chairs

6 – 2’ overhead cabinets in cubes

1 – 4’ x 3’ metal book shelf (black)

Large Executive Office:

1 wood desk (cherry wood)

2 – 6’ wood credenzas (cherry wood)

4 – Blue chairs

1 – Desk chair

1 – wood end table

3 – white boards

Office:

2 file cabinets (Black)

1 – modular wall mounted table/desk

1 – old chair

Office:

1 – Modular wall mounted table/desk

1 – file cabinet

1 – 4’ 2 drawer file cabinet (black)

1 – 5’ wood book shelf

2 – chairs

Office:

1 – Modular wall mounted table/desk

1 – 4’ file cabinet (black)

1 – 2’ file cabinet (black)

1 – desk chair

2 – chairs (cherry wood & fabric)

1 – metal chair

14

Office:

2 – wood desks (cherry wood)

1 – wood book shelf

3 – desk chairs

1 – white board

Office:

1 – Modular wall mounted table/desk

2 – under desk file cabinets

1 – 2’ file cabinet (black metal)

1 – book shelf (wood)

1 – printer table on wheels (wood)

2 – chairs

Cubes:

1 – 4’ 4 drawer file cabinet (beige)

5 cubes

10 – under desk file cabinets

5 – desk chairs

5 – 3’ overhead cabinets

1 – white board

Office:

1 – Modular wall mounted table/desk

1 – under desk file cabinet

1 – 4’ file cabinet

1 – desk chair

2 – chairs (cherry wood & fabric)

Office/Storage room:

3 – 4’ 4 drawer file cabinets (gray)

1 – 3’ 4 drawer file cabinet

1 – 3’ 2 drawer wood file cabinet

1 – under desk file cabinet

1 – AV cart

Cube:

2 cubes

4 – under desk file cabinets

5 – desk chairs

5 – overhead cabinets

Office:

1 – Modular wall mounted table/desk

1 – wood desk

15

1 – wood credenza

1 – under desk file cabinet

1 – desk chair

2 – chairs (cherry wood/fabric)

Cube:

1 cube

1 – 3’ overhead file cabinet

Office:

1 – Modular wall mounted table/desk

3 – metal book shelves (black)

1 – 4’ 2 draw file cabinet (black)

2 – under desk file cabinets

1 – desk chair

1 – chair

1 – small computer table (wood)

Small Computer Room:

2 – 6’ folding tables

1 – 3’ folding table

2 – 19” telco racks

2 – 21” telco racks

1 – desk chair

Computer Room:

1 – Liebert HVAC

1 – Liebert 50KVA UPS s/n:P18471

2 – metal chairs

6 – 21” telco racks

6 – 19” telco racks

30 – 19” telco rack shelf

6 – server switch kvm

15 – 19” two sided shelves

5 – 19” keyboard shelves

2 – 4 post 19” telco racks

1 – under desk file cabinet

18 – spare floor tiles (2’x2’)

15 – extra telco shelves

1 – wooden computer/printer table

Lobby area:

1 cube

1 – 4’ 2 drawer file cabinet

1 – 8’ folding table

1 – 6’ folding table

16

1 – 8’ wood credenza

2 – 5’ computer tables

11 – desk chairs

2 – chairs

1 – VCR dual deck

17